As filed with the Securities and Exchange Commission on June 23, 1997
                                                  Registration No. 333-17117
================================
                               SECURITIES AND EXCHANGE COMMISSION
                                     WASHINGTON, D.C. 20549
                                    ------------------------
                                       AMENDMENT NO. 2 TO
                                            FORM S-1
                                     REGISTRATION STATEMENT
                                              UNDER
                                   THE SECURITIES ACT OF 1933
                                   --------------------------
                                  SHEFFIELD ACQUISITIONS, INC.
                                ---------------------------------
                     (Exact Name of registrant as specified in its charter)

Delaware                    52-1995536                 6770

(State or other             (I.R.S. Employer          (Primary Standard
jurisdiction of             Identification            Industrial Classifica-
incorporation or            Number)                   tion Code)
organization)

                                              ----------
                                          1504 R Street, N.W.
                                        Washington, D.C. 20009
                                            (202) 387-1782

                   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                      James M. Cassidy, President
                                     Sheffield Acquisitions, Inc.
                                          1504 R Street, N.W.
                                        Washington, D.C. 20009
                                            (202) 387-1782

                       (Name, address, including zip code, and telephone number,
                              including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

                                    CALCULATION OF REGISTRATION FEE

                                          Proposed       Proposed
                                          Maximum        Maximum      Amount of
Title of                  Amount          Offering       Aggregate    Regis-
Securities                to be           Price          Offering     tration
to be Registered          Registered(1)   per Share(2)   Price        Fee
------------------------------------------------------------------------------
Shares of Common          500,000         $.001          $500         $100
Stock par value $.0001
to be distributed as a
dividend

Total                     500,000         $.001           $500        $100 (3)

(1) Based upon the maximum number of shares of Sheffield Common Stock estimated to be distributed as a dividend. No consideration will be paid for the securities.
(2)  Estimated solely for the purpose of calculating the registration fee.
(3)  Paid by electronic transfer.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION
STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO
DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE
A FURTHER AMENDMENT WHICH  SPECIFICALLY STATES THAT
THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME
EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE
SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION
STATEMENT  SHALL BECOME EFFECTIVE ON SUCH DATE AS THE
COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY
DETERMINE.

PROSPECTUS

                                  SHEFFIELD ACQUISITIONS, INC.
                                 500,000 Shares of Common Stock


           This Prospectus is being furnished to holders of common stock of Thornbury Capital Corporation ("Thornbury Capital") by Sheffield Acquisitions, Inc. ("Sheffield"), a blank check company, in connection with the distribution (the "Distribution") to them of up to 500,000 shares (the "Dividend Shares") of common stock of Sheffield, par value $.0001 per share (the "Sheffield Common Stock"). SEE "BUSINESS--The
Distribution". In the Distribution, each Thornbury Capital stockholder will receive one Dividend Share for each share of Thornbury Capital common stock owned as of the date of distribution of the Dividend Shares (the "Distribution Date"). Neither Thornbury Capital nor Sheffield will receive any cash or other proceeds from the Distribution, and Thornbury Capital stockholders will not make any payment for the Dividend Shares. SEE "BUSINESS--The Distribution."

           Sheffield has been formed to provide a method for a foreign or domestic private company to become a reporting (public) company whose securities are qualified for trading in the United States secondary market. Sheffield will attempt to locate and negotiate with a Target Business for the merger of that Target Business into Sheffield. In certain instances, a Target Business may wish to become a subsidiary of Sheffield or contribute assets to Sheffield rather than merge. No assurances can be given that Sheffield will be successful in locating or negotiating with any Target Business.

           THE DISTRIBUTION OF THE DIVIDEND SHARES WILL BE
CONDUCTED IN ACCORDANCE WITH RULE 419 ("RULE 419")
PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS
AMENDED.  THE DIVIDEND SHARES WILL BE HELD IN ESCROW
UNTIL THE COMPLETION OF A BUSINESS COMBINATION (AS
DEFINED HEREIN) IN COMPLIANCE WITH RULE 419.  SEE
"INVESTORS' RIGHTS AND SUBSTANTIVE PROTECTION UNDER
RULE 419".

There is no current public trading market for the Dividend Shares and none is expected to develop, if at all, until after a Business Combination, if such occurs.

           THESE SECURITIES INVOLVE A HIGH DEGREE OF RISK.
SEE "RISK FACTORS" CONTAINED IN THIS PROSPECTUS
BEGINNING ON PAGE 9.

             THESE SECURITIES HAVE NOT BEEN APPROVED OR
DISAPPROVED BY THE SECURITIES AND EXCHANGE
COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS
THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
SECURITIES COMMISSION PASSED UPON THE ACCURACY OR
ADEQUACY OF THIS PROSPECTUS.  ANY REPRESENTATION TO
THE CONTRARY IS A CRIMINAL OFFENSE.

                                       Underwriting
                   Maximum Price       Discounts                Proceeds
                   to Public (1)       and Commissions          to Sheffield
Per Share          $0.00                  -0-                   $0.00

Total              $0.00                   -0-                  $0.00

(1) No consideration will be paid by Thornbury Capital stockholders in connection with the distribution of the Dividend Shares.

                                    -------------------------

                        The date of this Prospectus is __________, 1997.

SHAREHOLDERS OF THORNBURY CAPITAL WERE RESIDENTS OF
NEW YORK STATE OR THE DISTRICT OF COLUMBIA AT THE
TIME OF THEIR SUBSCRIPTION, IN WHICH JURISDICTIONS NO
RESTRICTIONS ARE CURRENTLY IMPOSED ON THE
DISTRIBUTION AS CONTEMPLATED HEREIN.  IN THE EVENT A
SHAREHOLDER RELOCATES OR THE LAWS OF THE DISTRICT OF
COLUMBIA OR NEW YORK STATE CHANGE BY THE TIME OF THE
DISTRIBUTION, SOME RESTRICTIONS COULD EXIST ON THE
PARTICIPATION IN THE DISTRIBUTION OR TRANSFERABILITY OF
THE DIVIDEND SHARES.  SELF-EXECUTING EXEMPTIONS FROM
STATE SECURITIES REGISTRATION ARE CURRENTLY AVAILABLE
IN THE STATES OF ALASKA, ALABAMA, ARIZONA, ARKANSAS,
CONNECTICUT, FLORIDA, GEORGIA, ILLINOIS, KANSAS,
KENTUCKY, LOUISIANA, MARYLAND, MASSACHUSETTS,
MICHIGAN, MISSISSIPPI, MISSOURI, NEVADA, NEW JERSEY, NEW
MEXICO, NORTH CAROLINA, OKLAHOMA, OREGON, SOUTH
CAROLINA, SOUTH DAKOTA, TENNESSEE, AND TEXAS.

THE COMPANY'S OFFERING IS SUBJECT TO THE PROVISIONS OF
RULE 419.  WHILE HELD IN THE ESCROW ACCOUNT, RULE 15G-8
UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS
AMENDED, MAKES IT UNLAWFUL FOR ANY PERSON TO SELL OR
OFFER TO SELL THE DEPOSITED SECURITIES (OR ANY INTEREST
IN OR RELATED TO THE DEPOSITED SECURITIES).  INVESTORS
ARE PROHIBITED FROM MAKING ANY ARRANGEMENTS TO SELL
THE DEPOSITED SECURITIES UNTIL THEY ARE RELEASED FROM
THE ESCROW ACCOUNT.  SEE "RISK FACTORS" AND
"DISTRIBUTION--TRANSFER OF DIVIDEND SHARES WHILE IN
ESCROW.

IF A BUSINESS COMBINATION OCCURS, SHEFFIELD WILL FILE A
POST-EFFECTIVE AMENDMENT TO THIS REGISTRATION
STATEMENT DESCRIBING THE BUSINESS COMBINATION.  ANY
PERSONS PURCHASING THE DIVIDEND SHARES FOLLOWING
THEIR RELEASE FROM ESCROW SHOULD READ CAREFULLY THE
POST-EFFECTIVE AMENDMENT WHICH DESCRIBES THE
BUSINESS COMBINATION.

                                      AVAILABLE INFORMATION

           Sheffield has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-1 (the
"Registration Statement") under the Securities Act with respect to the securities offered hereby. This Prospectus does not contain all the information contained in the Registration Statement. For further information regarding Sheffield and the securities offered hereby, reference is made to the Registration Statement, including all exhibits and schedules thereto, which may be inspected without charge at the public reference facilities of the Commission's Washington, D.C. office, 450 Fifth Street, N.W., Washington, D.C. 20549. Each statement contained in this
Prospectus with respect to a document filed as an exhibit to the Registration Statement is qualified by reference to the exhibit for its complete terms and conditions.

       After the Distribution, Sheffield will be subject to the informational requirements of the Securities Exchange Act of 1934 ("Exchange Act") and in accordance therewith will file reports and other information with the Commission. Reports, proxy statements and other information filed by the Company can be inspected and copied on the Commission's home page on the World Wide Web at http://www.sec.gov or at the public reference facilities of the Commission, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, as well as the following Regional Offices: 7
World Trade Center, Suite 1300, New York, N.Y. 10048; and Citicorp
Center, 500 West Madison Street, Suite 1400, Chicago, Illinois.
60661-2511. Such material can also be inspected at the New York, Boston, Midwest, Pacific and Philadelphia Stock Exchanges. Copies can be obtained from the Commission by mail at prescribed rates. Request should be directed to the Commission's Public Reference Section, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549.

           Sheffield intends to furnish its stockholders with annual reports containing audited financial statements and such other reports as may be required by law.


                                        EXPLANATORY NOTE

           Sheffield has been formed to provide a method for a foreign or domestic private company ("Target Business") to become a reporting ("public") company whose securities are qualified for trading in the United States secondary market.

           Sheffield will attempt to locate and negotiate with a Target Business for the merger of that Target Business into Sheffield. In certain instances, a Target Business may wish to become a subsidiary of Sheffield or may wish to contribute assets to Sheffield rather than merge. No assurances can be given that Sheffield will be successful in locating or negotiating with any Target Business.

           There are certain perceived benefits to being a reporting company with a class of publicly-traded securities. These are commonly thought to include the following:

           * the ability to use registered securities to make acquisition of assets or businesses;

           *        increased visibility;

           * the facilitation of borrowing from financial institutions;

           *        improved trading efficiency;

           *        shareholder liquidity;

           *        greater ease in subsequently raising capital;

           * compensation of key employees through stock options;

           *        enhanced corporate image;

           *        a presence in the United States capital market.

           A Target Company, if any, which may be interested in a Business Combination with Sheffield may include the following:

           *        a company for whom a primary purpose of
                    becoming public is the use of its securities for the acquisition of assets or businesses;

           *        a company which is unable to find an
                    underwriter of its securities or is unable to find an underwriter of securities on terms acceptable to it;

           * a company which wishes to become public with less dilution of its common stock than would occur upon an underwriting;

           * a company which believes that it will be able obtain investment capital on more favorable terms after it has become public;

             *        a foreign company which may wish an initial
                    entry into the United States securities market;

           * a special situation company, such as a company seeking a public market to satisfy redemption requirements under a qualified Employee Stock
                    Option Plan;

           * a company seeking one or more of the other perceived benefits of becoming a public company.

           A Business Combination with a Target Business will normally involve the transfer to the Target Business of the majority of common stock of Sheffield, and the substitution by the Target Business of its own management and board of directors. If a Business Combination is concluded between Sheffield and a Target Business, shareholders of Thornbury Capital will also become shareholders of Sheffield.

           The Dividend Shares will be held in escrow by the Distribution Agent and will not be released until after a Business Combination. The negotiation of a Business Combination and its terms will be conducted exclusively by Management of Sheffield and may not be subject to the vote or approval of the Sheffield shareholders. There are no restrictions imposed upon Management or binding criteria established in regard to selection of a Target Business.

           If a Business Combination occurs, Thornbury Capital shareholders to whom the Dividend Shares are distributed will receive a Post-Effective Amendment to this Registration Statement describing the Business
Combination before the Dividend Shares are released from escrow. Any persons purchasing the Dividend Shares following their release from escrow should read carefully the Post-Effective Amendment which describes the Business Combination.

         No assurances can be given that Sheffield will be able to enter into a Business Combination, as to the terms of a Business Combination, or as to the nature of the Target Business. If a Business Combination is not completed within 18 months of the effective date of the initial Registration Statement of which this Prospectus is a part, the offering will terminate and the Dividend Shares will be deregistered.

                                          RISK FACTORS

NO OPERATING HISTORY; LIMITED RESOURCES; NO PRESENT
SOURCE OF REVENUES

           Sheffield, organized on September 25, 1996, is a development stage company and has not, as of the date hereof, attempted to seek a Business Combination. Sheffield has no operating history and, accordingly, there is only a limited basis upon which to evaluate Sheffield's prospects for achieving its intended business objectives. To date, Sheffield's efforts have been limited to organizational activities and the preparation of the Registration Statement of which this Prospectus is a part. Sheffield has limited resources and has had no revenues to date. In addition, Sheffield will not achieve any revenues until, at the earliest, the consummation of a Business Combination. Moreover, there can be no assurance that any Target Business, at the time of Sheffield's consummation of a Business Combination, or at any time thereafter, will derive any material revenues from its operations or operate on a profitable basis. SEE "BUSINESS."

UNSPECIFIED BUSINESS

         Stockholders of Sheffield will not have an opportunity to evaluate the specific merits or risks of any Business Combinations. As a result, investors will be dependent on the judgment of Management in connection with the selection of a Target Business. There can be no assurance that determinations ultimately made by Sheffield will permit Sheffield to achieve its business objectives. However, stockholders entitled to receive Dividend Shares will be entitled to elect whether to become shareholders of Sheffield after agreement to a Business Combination. SEE "INVESTORS' RIGHTS
AND SUBSTANTIVE PROTECTION UNDER RULE 419" and
"BUSINESS." As of the date hereof, none of Sheffield's officers, directors, promoters, or their affiliates or associates have entered into any negotiations with the owners or representatives of any Target Business and there are no present arrangements or agreements regarding a Business Combination with any Target Business.

DEPENDENCE UPON MANAGEMENT

           The ability of Sheffield to successfully effect a Business Combination will be largely dependent upon the efforts of its Management.
SEE  "MANAGEMENT".  James Cassidy, the President and director of
Sheffield, is an attorney specializing in securities and corporate law and constitutes the current Management of Sheffield. Sheffield has not entered into employment agreement or other understanding with Mr. Cassidy or obtained any "key man" life insurance on his life. The loss of the services of Mr. Cassidy could have a material adverse effect on Sheffield's ability to successfully achieve its business objectives. Mr. Cassidy will devote such time as reasonably necessary to carry out the business and affairs of Sheffield, including the evaluation of potential Target Businesses and the negotiation of a Business Combination, and, as a result, the amount of time devoted to the business and affairs of Sheffield may vary significantly, depending upon, among other things, whether Sheffield has identified a Target Business or is engaged in active negotiation of a Business Combination. Sheffield will rely upon the abilities of Mr. Cassidy to select and negotiate a Business Combination. SEE "BUSINESS" and "CONFLICTS OF INTEREST."

CONFLICTS OF INTEREST

           Mr. Cassidy, and other persons that may be associated with Sheffield prior to a Business Combination, expect to be engaged in business activities with other blank check companies similar to Sheffield. Such persons may have conflicts of interest in determining to which entity a particular business opportunity should be presented. In general, officers and directors of a corporation incorporated under the laws of the State of Delaware are required to present certain business opportunities to such corporation. Accordingly, as a result of multiple business affiliations, certain of Sheffield's directors and its executive officers may have similar legal obligations to present certain business opportunities to multiple entities. There can be no assurance that any of the foregoing conflicts will be resolved in favor of Sheffield. SEE "CONFLICTS OF INTEREST."

           Mr. Cassidy is the sole shareholder of Pierce Mill which owns 4,500,000 shares of Sheffield Common Stock. If a particular Business Combination is presented to Sheffield which offers terms favorable to Pierce Mill, such as a cash or other buy-out of its shares, or other terms which would be advantageous to Pierce Mill or Mr. Cassidy, such Business Combination may be preferred and accepted over other Business
Combinations presented.  SEE "CONFLICTS OF INTEREST."

CONTROL BY PRESENT STOCKHOLDERS

           Following the Distribution, Pierce Mill will continue to own approximately 90% of the issued and outstanding Sheffield Common Stock. Accordingly, Pierce Mill will be in a position to elect all of Sheffield's directors, approve amendments to Sheffield's Certificate of Incorporation, and otherwise direct the affairs of Sheffield. Mr. Cassidy, President and Director of Sheffield, is the sole shareholder and director of Pierce Mill. SEE "DESCRIPTION OF SECURITIES" and "MANAGEMENT--Conflicts of Interest".

LIMITED ABILITY TO EVALUATE TARGET BUSINESS
MANAGEMENT

           While Management intends to examine the management of a prospective Target Business in connection with its evaluation of the desirability of effecting a Business Combination with such Target Business, there can be no assurance that Sheffield's assessment of such management will prove to be correct. Mr. Cassidy has limited experience in locating, selecting and negotiating a Business Combination. It is unlikely that Mr. Cassidy or any of Sheffield's pre-acquisition directors or officers, if any, will remain associated with Sheffield following a Business Combination, and, if so, it is unlikely that Mr. Cassidy or any pre-acquisition director or officer will devote a substantial portion of their time to the affairs of Sheffield subsequent thereto. Moreover, there can be no assurance that such personnel will have significant experience or knowledge relating to the operations of the Target Business acquired by Sheffield. There can be no assurance that the future management of Sheffield will have the necessary skills, qualifications or abilities to manage a public company. Prior to their election to become shareholders of Sheffield, Thornbury Capital stockholders will receive a Post-Effective Amendment which will, among other items, describe new management of the Target Business. SEE
"BUSINESS" and "MANAGEMENT."

USE OF CONSULTANTS, FINDERS AND ADVISORS

           While it is not presently anticipated that Sheffield will engage professional firms specializing in business acquisitions prior to a Business Combination, such firms may be retained if Management deems it in the best interest of Sheffield. Compensation to a professional acquisition firm may take various forms, including fixed cash payments, payments based on a percentage of revenues or product sales volume, payments involving issuance of equity securities or any combination of these or other compensation arrangements. As of the date of this Prospectus, Sheffield has not entered into any agreements with any professional acquisition firm. SEE "BUSINESS--Use of Consultants, Finders and Advisors" and "USE
OF PROCEEDS."

         In connection with its investigation of a Target Business and in order to supplement the business experience of Management, Sheffield may employ accountants, technical experts, appraisers, attorneys, or other consultants or advisors. Furthermore, it is anticipated that such persons may be engaged by Sheffield on an independent basis without a continuing fiduciary or other obligation to Sheffield. Sheffield will not employ any of its officers or directors as consultants or advisors.

           It is possible that a potential Target Business may have an arrangement with a consultant, advisor, attorney, accountant or other entity and require the continued use of such entity as part of the terms of the Business Combination. In addition, a consultant, advisor, attorney, accountant or other entity may make continuation of its services a precondition to the introduction of a particular Target Business to Sheffield. Such terms would be considered in evaluating the merits of a proposed
Business Combination.  SEE "BUSINESS."

SEEKING TO ACHIEVE PUBLIC TRADING MARKET THROUGH
BUSINESS COMBINATION

           A Business Combination may involve the acquisition of, or merger with, a Target Business which does not need substantial additional capital but which desires to establish a public trading market for its shares, while avoiding what it may deem to be the difficulties of undertaking a public offering itself or for other reasons. SEE "EXPLANATORY NOTE."
Nonetheless, there can be no assurance that there will be an active trading market for Sheffield's securities following the agreement to a Business Combination or, if a market does develop, as to the market price for Sheffield's securities.

AUTHORIZATION OF ADDITIONAL SECURITIES

        Sheffield has no current plans for issuing or distributing additional Dividend Shares or other securities after the Distribution, except as may be issued in connection with a Business Combination. However, any issuance of additional securities may approved by the Board of Directors and is not limited and such issuance may be considered or approved by Sheffield in the future as being necessary or desirable in connection with seeking, implementing or as a result of a Business Combination, raising proceeds to fund Sheffield's operations, attracting or retaining employees or advisors or for other reasons not now known or contemplated. The issuance of any additional securities may dilute the ownership interests of the Dividend Shares.

LEVERAGE

        Sheffield may use borrowings or other debt financing to accomplish its business purposes. In addition, a Target Business may be highly leveraged, or consummation of a Business Combination may require the use of leverage. A business acquired through a leveraged buy-out, i.e., financing the acquisition of the business by borrowing against the assets of the business to be acquired, is generally profitable only if the Company generates enough revenues to cover the related debt and expenses. This practice could increase Sheffield's exposure to large losses. There can be no assurance that any business acquired through a leveraged buy-out will generate sufficient revenues to cover the related debt and expenses. The use of leverage to consummate a Business Combination may reduce the ability of Sheffield to incur additional debt, make other acquisitions, or declare dividends, and may subject Sheffield's operations to strict financial controls and significant interest expense. It may be expected that Sheffield will have few, if any, opportunities to utilize leverage in an acquisition. Even if Sheffield is able to identify a business where leverage may be used, there is no assurance that financing will be available on terms acceptable to Sheffield.

UNCERTAIN STRUCTURE OF BUSINESS COMBINATION

           The structure of a Business Combination with a Target Business cannot be determined at the present time and may take, for example, the form of a merger, an exchange of stock or an asset acquisition.
Management expects that a sufficient number of shares of Sheffield
Common Stock will be issued to a Target Business pursuant to a Business Combination to effect a change control of Sheffield from the shareholders existing after the Distribution. Sheffield may also form one or more subsidiary entities to effect a Business Combination and may, under certain circumstances, distribute the securities of subsidiaries to the stockholders of Sheffield. There cannot be any assurance that a market would develop for the securities of any subsidiary distributed to stockholders or, if it did, the prices at which such securities might trade. The structure of a Business Combination or the distribution of securities to stockholders may result in taxation of Sheffield, the Target Business or stockholders. SEE "BUSINESS--Federal Income Tax Consequences of the Distribution."

UNSPECIFIED INDUSTRY AND TARGET BUSINESS;
UNASCERTAINABLE RISKS

        Sheffield will target industries located within and without the United States. Sheffield has not selected any particular industry or Target Business in which to concentrate its Business Combination efforts. Management has not had any negotiations with any entity or representatives of any entity regarding a Business Combination. To the extent that Sheffield effects a Business Combination with a financially unstable company or an entity in its early stage of development or growth (including entities without established records of revenues or income), Sheffield will become subject to numerous risks inherent in the business and operations of financially unstable and early stage or potential emerging growth companies. In addition, to the extent that Sheffield effects a Business Combination with an entity in an industry characterized by a high level of risk, Sheffield will become subject to the currently unascertainable risks of that industry. An extremely high level of risk frequently characterizes certain industries which experience rapid growth. Although Management will endeavor to evaluate the risks inherent in a particular Target Business or industry, there can be no assurance that it will properly ascertain or assess all such risks. SEE "BUSINESS."

PROBABLE LACK OF BUSINESS DIVERSIFICATION

           Sheffield expects to effect only a single Business Combination. Accordingly, the prospects for Sheffield's success will be entirely dependent upon the future performance of a single business. Unlike certain entities which have the resources to consummate several Business Combinations of entities operating in multiple industries or multiple segments of a single industry, it is highly unlikely that Sheffield will have the resources to diversify its operations or benefit from the possible spreading of risks or offsetting of losses. Sheffield's probable lack of diversification may subject Sheffield to numerous economic, competitive and regulatory developments, any or all of which may have a material adverse impact upon the particular industry in which Sheffield may operate subsequent to a Business
Combination. The prospects for Sheffield's success may become dependent upon the development or market acceptance of a single or limited number of products, processes or services. Accordingly, there can be no assurance that the Target Business will prove to be commercially viable. Sheffield has no present intention of purchasing or acquiring a minority interest in any Target Business. SEE "USE OF PROCEEDS" and "BUSINESS."

COMPETITION

        Sheffield expects to encounter intense competition from other entities having business objectives similar to those of Sheffield. Many of these entities, including venture capital partnerships and corporations, blind pool and blank check companies, large industrial and financial institutions, small business investment companies and wealthy individuals, are well established and have extensive experience in identifying and effecting Business Combinations directly or through affiliates. Many of these competitors possess greater financial, technical, human and other resources than Sheffield and there can be no assurance that Sheffield will have the ability to compete successfully. Sheffield's financial resources will be limited in comparison to those of many of its competitors. This inherent competitive limitation may compel Sheffield to select certain less attractive Business Combination prospects. There can be no assurance that Sheffield will be able to achieve its stated business objectives. SEE "BUSINESS."

UNCERTAINTY OF COMPETITIVE ENVIRONMENT OF TARGET
BUSINESS

           In the event that Sheffield succeeds in effecting a Business Combination, Sheffield will, in all likelihood, become subject to intense competition from competitors of the Target Business. In particular, certain industries which experience rapid growth frequently attract an increasingly larger number of competitors, including competitors with greater financial, marketing, technical, human and other resources than the initial competitors in the industry. The degree of competition characterizing the industry of any prospective Target Business cannot presently be ascertained. There can be no assurance that, subsequent to a Business Combination, Sheffield will have the resources to compete in the industry of the Target Business effectively, especially to the extent that the Target Business is in a high-growth industry. SEE "BUSINESS."

POSSIBLE USE OF DEBT FINANCING; DEBT OF A TARGET
BUSINESS

          There currently are no limitations on Sheffield's authority to borrow or otherwise raise funds to increase the amount of capital available to effect a Business Combination. However, Sheffield's limited resources and lack of operating history will make it difficult to borrow funds. The amount and nature of any borrowings by Sheffield will depend on numerous considerations, including Sheffield's capital requirements, Sheffield's perceived ability to meet debt service on any such borrowings and the then prevailing conditions in the financial markets, as well as general economic conditions. There can be no assurance that debt financing, if required or sought, would be available on terms deemed to be commercially acceptable by and in the best interests of Sheffield. The inability of Sheffield to borrow funds required to effect or facilitate a Business Combination or to provide funds for an additional infusion of capital into a Target Business, may have a material adverse effect on Sheffield's financial condition and future prospects. Additionally, to the extent that debt financing ultimately proves to be available, any borrowings may subject Sheffield to various risks traditionally associated with indebtedness, including the risks of interest rate fluctuations and insufficiency of cash flow to pay principal and
interest.   Furthermore, a Target Business may have already incurred
borrowings and, therefore, all the risks inherent thereto. Sheffield does not currently intend to enter into any debt financing nor has it had any discussions in regard to obtaining any such debt financing. SEE
"BUSINESS."

DETERMINATION OF TERMS OF THE DISTRIBUTION

           The terms of the Distribution were determined arbitrarily by Sheffield. Such terms were based upon several factors, including the number of Thornbury Capital stockholders, the absence of a Sheffield operating business, the small amount of capital available for Sheffield's operations, and the experience of Management. The terms of the Distribution should not be considered indicative of any value of the Dividend Shares after the Distribution or after the consummation of any Business Combination.

INVESTMENT COMPANY ACT CONSIDERATIONS

           The regulatory scope of the Investment Company Act of 1940, as amended (the "Investment Company Act"), which was enacted principally for the purpose of regulating vehicles for pooled investments in securities, extends generally to companies engaged primarily in the business of investing, reinvesting, owning, holding or trading in securities. The Investment Company Act may, however, also be deemed to be applicable to a company which does not intend to be within the definitional scope of certain provisions of the Investment Company Act. Sheffield believes that its anticipated principal activities, which will involve acquiring control of an operating company, will not subject Sheffield to regulation under the Investment Company Act. Nevertheless, there can be no assurance that Sheffield will not be deemed to be an investment company, particularly during the period prior to a Business Combination. If Sheffield is deemed to be an investment company, Sheffield may become subject to certain restrictions relating to Sheffield's activities, including restrictions on the nature of its investments and the issuance of securities. In addition, the Investment Company Act imposes certain requirements on companies deemed to be within its regulatory scope including registration as an investment company, adoption of a specific form of corporate structure and compliance with certain burdensome reporting, record keeping, voting, proxy, disclosure and other rules and regulations. In the event of the characterization of Sheffield as an investment company, the failure by Sheffield to satisfy such regulatory requirements, whether on a timely basis or at all, would, under certain circumstances, have a material adverse effect on Sheffield.

DIVIDENDS UNLIKELY

           Sheffield does not expect to pay dividends prior to the consummation of a Business Combination. The payment of dividends after any such Business Combination, if any, will be contingent upon Sheffield's revenues and earnings, if any, capital requirements and general financial condition subsequent to consummation of a Business Combination. The payment of any dividends subsequent to a Business Combination will be within the discretion of Sheffield's then Board of Directors. Sheffield presently intends to retain all earnings, if any, for use in Sheffield's business operations and accordingly, the Board does not anticipate declaring any dividends in the foreseeable future. SEE "DESCRIPTION OF
SECURITIES--Dividends."

DISTRIBUTION AND RESALES OF THE DIVIDEND SHARES UNDER
STATE SECURITIES LAWS--THE NATIONAL SECURITIES MARKET
IMPROVEMENT ACT OF 1996

           Sheffield will register or obtain an exemption from registration for the Distribution of the Dividend Shares in certain states. Currently, Sheffield intends to distribute Dividend Shares in New York and the District of Columbia; however, there can be no assurance that additional states may not be included or in how many states the Distribution will be permitted. Self-executing exemptions from state securities registration are currently available in the states of Alaska, Alabama, Arizona, Arkansas, Connecticut, Florida, Georgia, Illinois, Kansas, Kentucky, Louisiana, Maryland, Massachusetts, Michigan, Mississippi, Missouri, Nevada, New Jersey, New
Mexico, North Carolina, Oklahoma, Oregon, South Carolina, South
Dakota, Tennessee, and Texas.

           In the event that at the time of the Distribution any shareholder of Thornbury Capital resides in any other state (or if the law in New York state, the District of Columbia or any of the above-mentioned states should have adversely changed), it is possible that there will be a restriction on the distribution or transferability of such shareholder's Dividend Shares. In such case, Thornbury Capital will attempt to remedy such situation by selling such shareholder's Dividend Shares and distributing the proceeds of sale to such shareholder without deduction by Thornbury Capital, or by taking other steps allowed by law satisfactory to such shareholder. Until such resolution, the Dividend Shares so affected will be held in escrow by Thornbury Capital for the benefit of such shareholder.

           Pursuant to the National Securities Market Improvement Act of
1996, offers and sales of securities exempt from the registration requirements of Section 5 of the Securities Act of 1933, as amended, (the "Securities Act") by reason of Section 4(1) of the Securities Act are pre-empted from state regulation. Sales of Dividend Shares in the secondary trading market will be made pursuant to Section 4(1) (sales other than by an issuer, underwriter or broker). It is anticipated that Sheffield's securities will be immediately eligible for resale in the secondary market upon release from escrow.

LIMITATION OF LIABILITY AND INDEMNIFICATION OF OFFICERS
AND DIRECTORS

           The Certificate of Incorporation and By-Laws of Sheffield provide that Sheffield shall indemnify its officers and directors against losses sustained or liabilities incurred which arise from any transaction in such officer's or director's respective managerial capacity unless such officer or director violates its duty of loyalty, did not act in good faith, engaged in intentional misconduct or knowingly violated the law, approved an improper dividend, or derived an improper benefit from the transaction. Sheffield's Certificate of Incorporation and By-Laws also provide for the indemnification by it of the officers and directors against any losses or liabilities incurred as a result of the manner in which such officers and directors operate the company's business or conduct its internal affairs, provided that in connection with these activities they act in good faith and in a manner which they reasonably believe to be in, or not opposed to, the best interests of the company, and their conduct does not constitute gross negligence, misconduct or breach of fiduciary obligations. SEE "MANAGEMENT--Indemnification".

                                            GLOSSARY

"Blank Check" Company               Pursuant to the definition contained in Rule
                                    419, a blank check company is a development stage company that has no specific business plan or purpose or has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies, or other entity or person; and is issuing "penny stock" as defined in Rule
                                    3a51-1 under the Securities Exchange Act of 1934.

Business Combination                The negotiated transaction between
                                    Sheffield and a Target Business; such
                                    transaction may be
                                    a merger, purchase of assets or other
                                    combination.

Distributing Company                Thornbury Capital, whose shareholders will
                                    receive the Dividend Shares.

Distribution                        The distribution to the shareholders of
                                    Thornbury Capital of the Dividend Shares.

Distribution Agent                  Comprehensive Capital, Inc., 1600 Stewart
                                    Avenue, Suite 704, Westbury, New York
                                    11590, which will hold the Dividend Shares in escrow until distribution to the shareholders of Thornbury Capital or return to Sheffield.

Distribution Date                   The date on which the Dividend Shares are
                                    delivered to the Distribution Agent.

Dividend Shares                     The 500,000 shares of Sheffield Common
                                    Stock, which are contained in the Registra-tion Statement of which this Prospectus is a part, to be distributed to shareholders of Thornbury Capital as a stock dividend.

Exchange Act                        The Securities Exchange Act of 1934, as
                                    amended.

Expiration Date                     The date of expiration of the Subscription
                                    Period.

Management                          James M. Cassidy is the sole shareholder and
                                    Director of Sheffield, the sole shareholder and director of Pierce Mill, and a controlling shareholder of Thornbury
                                    Capital.

"Penny Stock"                       As defined in Rule 3a51-1 under the Exchange
                                    Act, a "penny stock" is any equity security other than a security (i) that is a reported security (ii) that is issued by an investment company (iii) that is a put or call issued by the Option Clearing
                                    Corporation; (iv) that has a price of
                                    $5.00 or more (except for purposes of
                                    Rule 419); (v) that is registered on a
                                    national securities exchange; (vi) that is authorized for quotation on the Nasdaq
                                    Stock Market, unless
                                    other provisions of Rule 3a51-1 are not
                                    satisfied; or (vii) that is issued by an issuer with (a) net tangible assets in excess of $2,000,000, if in continuous operation for more than three years or $5,000,000 if in operation for less than three years or (b) average revenue of at least $6,000,000 for the last three years.

Pierce Mill                         Pierce Mill Associates, Inc., a private
                                    company owned by Management of Sheffield.
                                    Pierce Mill has purchased 4,500,000 shares of Sheffield Common Stock.

Post-Effective Amendment            An amendment to this Registration Statement
                                    to be filed upon finalization of an
                                    agreement to a Business Combination.  The
                                    Post-Effective Amendment will describe the transaction and the Target Business, including audited financial statements.

Rule 419 Rule 419 of the General Rules and Regulations of the Securities and Exchange Commission, which rule governs offerings of securities by blank check companies and is applicable to the transactions described in this Prospectus.

Securities Act                      The Securities Act of 1933, as amended.

Sheffield                           Sheffield Acquisitions, Inc., the company
                                    whose common stock is the subject of this Registration Statement and which common stock is intended for distribution to the shareholders of Thornbury Capital.

Subscription Period                 The time period after effectiveness of a
                                    Post-Effective Amendment describing a Target
                                    Business during which Thornbury Capital
                                    shareholders will have the right to elect to accept the Dividend Shares and become shareholders of Sheffield.

Target Business                     A company to be selected by Sheffield with
                                    which to enter into a Business Combination.

Thornbury Capital                   Thornbury Capital Corporation, the company
                                    whose shareholders will receive the
                                    distribution of the Dividend Shares.


                                             SUMMARY

           The following is a summary of certain information contained elsewhere in this Prospectus and is qualified in its entirety by reference to, and should be read in conjunction with, the detailed information and financial statements contained herein. Capitalized terms not defined in this Summary are defined elsewhere in this Prospectus. SEE "GLOSSARY".


DISTRIBUTING COMPANY              Thornbury Capital Corporation, a Delaware
                                  corporation ("Thornbury Capital").

DISTRIBUTED COMPANY                Sheffield Acquisitions, Inc. ("Sheffield"), a
                                   blank check company, was formed on
                                   September 25, 1996 to serve as a vehicle to seek and effect a merger, exchange of capital stock, asset acquisition or other business combination (a "Business Combination") with a domestic or foreign private business
                                   (a "Target Business"). Thornbury Capital purchased the Dividend Shares and is making the Distribution in order to provide its shareholders with the opportunity to participate in ownership of a Target
                                   Business.

BUSINESS PURPOSE OF
SHEFFIELD                          Sheffield was established to acquire a
                                   foreign or domestic Target Business.
                                   In seeking a Target Business, Sheffield may consider, without limitation, businesses which (i) offer or provide services or develop or manufacture goods in the United
                                   States or abroad, (ii) engage in wholesale or retail distribution, or (iii) engage in financial services or similar industries.
                                   Sheffield will not enter into any
                                   negotiations with any entity or
                                   representatives of any entity regarding a Business Combination before the effective date of the Registration Statement of which this Prospectus is a part.

PRINCIPAL
STOCKHOLDERS                      After the Distribution, Thornbury Capital
                                  stockholders will own an aggregate of
                                  500,000 shares of Sheffield Common Stock
                                  (10% of the then outstanding Sheffield
                                  Common Stock) and Pierce Mill Associates,
                                  Inc. ("Pierce Mill") will own 4,500,000
                                  shares of Sheffield Common Stock (90% of the then outstanding Sheffield Common
                                  Stock).  Pierce Mill owns 90% of the
                                  outstanding stock of Thornbury Capital and, as such, will receive 90% of the Dividend
                                  Shares.  James Cassidy, the President and
                                  Director of Sheffield, is the sole share-holder of Pierce Mill and, as such, is considered the beneficial owner of the 4,500,000 shares of Sheffield Common Stock owned by Pierce Mill and the 450,000
                                  Dividend Shares to be received by Pierce
                                  Mill.

SECURITIES TO BE
DISTRIBUTED                       Thornbury Capital will distribute to its
                                  shareholders up to 500,000 Dividend Shares.
                                  Sheffield will effect the Distribution of the Dividend Shares on the Distribution Date by delivering the Dividend Shares to
                                  Comprehensive Capital, Inc., Westbury,
                                  New York, as the distribution agent (the
                                  "Distribution Agent"). The Dividend Shares will be held in escrow by the Distribution
                                  Agent until released as provided herein.  See
                                  "BUSINESS--Escrow of Dividend Shares."
                                  No stockholder of Thornbury Capital will be required to pay any cash or other consideration for the Dividend Shares received in the Distribution or to surrender or exchange shares of Thornbury Capital common stock. The Distribution will not affect the number of outstanding shares of Thornbury Capital common stock.

DISTRIBUTION CONDUCTED
IN COMPLIANCE
WITH RULE 419                     The Distribution of the Dividend Shares is
                                  being conducted in compliance with Rule
                                  419 ("Rule 419") of the General Rules and
                                  Regulations of the Securities and Exchange
                                  Commission (the "Commission").  Holders
                                  of the Dividend Shares have certain rights under, and will receive the substantive protection provided by, Rule 419. To that end, the Dividend Shares will be deposited into an escrow account until a Business
                                  Combination is completed and a
                                  Post-Effective Amendment describing the
                                  Business Combination has been declared
                                  effective by the Commission.

                                  Within five days from the effective date of the Post-Effective Amendment, Sheffield is required to furnish Sheffield stockholders the prospectus contained in the Post-Effective Amendment which prospectus will contain information regarding the Target Business, including audited financial statements. Each shareholder of Thornbury Capital will have not less than 20 and not more than 45 business days following the Effective Date of the Post-Effective Amendment to decide whether to participate in the Distribution.
                                  If Sheffield does not complete an acquisition which meets the specified criteria within eighteen months following the effective date of the initial Registration Statement of which this Prospectus is a part, none of the Dividend Shares will be issued. SEE "RISK FACTORS--Investors' Rights and
                                  Substantive Protection under Rule 419" and
                                  "BUSINESS--The Distribution."

DISTRIBUTION RATIO                One share of Sheffield Common Stock for
                                  every one share of Thornbury Capital
                                  common stock.

DISTRIBUTION AGENT                Comprehensive Capital, Inc., 1600 Stewart
                                  Avenue, Suite 704, Westbury, New York
                                  11590, telephone 516/832-8600, and
                                  telecopy 516/832-8648.  The Distribution
                                  Agent is a member firm of the National
                                  Association of Securities Dealers, Inc. and meets the definitional requirements of Rule
                                  419(b)(1)(i)(B) relating to the deposit of securities and proceeds in an escrow account.

FEDERAL INCOME TAX
CONSEQUENCES                     The receipt of Dividend Shares is expected
                                  to be taxable to Thornbury Capital
                                  stockholders for federal income tax purposes. The income tax considerations applicable to the Distribution are discussed under "BUSINESS--Federal Income Tax
                                  Consequences of the Distribution."

ESCROW OF DIVIDEND
SHARES Following the effective date of the Registration Statement of which this Prospectus is a part, the Dividend Shares will be placed in escrow with the Distribution Agent. The Dividend Shares will not be transferable except as provided by Rule 419. The Dividend Shares will be released from escrow upon consummation of a Business Combination and effectiveness of a Post-Effective Amendment which describes the Business Combination.

RELATIONSHIP BETWEEN
THORNBURY CAPITAL AND
SHEFFIELD AFTER THE
DISTRIBUTION                      Thornbury Capital itself will have no stock
                                 ownership in Sheffield after the Distribution.
                                  In the event that any of the Dividend Shares are not distributed to Thornbury Capital stockholders because of regulatory or other reasons, Thornbury Capital will hold such Dividend Shares in escrow until such Dividend Shares are distributed, if such occurs.


RISK FACTORS                      The Dividend Shares distributed hereby
                                  involve a high degree of risk. There is currently no public market for the Dividend
                                  Shares or Sheffield Common Stock and no
                                  public market is expected to develop until such time, if ever, that a Business
                                  Combination occurs.  There can be no
                                  assurance that a public market will develop or continue for any sustained period of time after completion of a Business Combination.
                                  Other risk factors include but are not limited to: Sheffield's lack of operating history and limited resources and intense competition in selecting a Target Business and effecting a Business Combination. SEE "RISK
                                  FACTORS" and "USE OF PROCEEDS".

REPORTING
OBLIGATIONS                       After the Distribution, Sheffield will be
                                  subject to the informational requirements of
                                  the Securities Exchange Act of 1934
                                  ("Exchange Act") and in accordance
                                  therewith will file reports and other
                                  information with the Commission.  Reports,
                                  proxy statements and other information filed
                                  by Sheffield can be inspected and copied on
                                  the Commission's home page on the World
                                  Wide Web at http://www.sec.gov or at the
                                  public reference facilities of the
                                  Commission, Judiciary Plaza, 450 Fifth
                                  Street, N.W., Washington, D.C. 20549 as
                                  well as the following regional offices:  7
                                  World Trade Center, Suite 1300, New York,
                                  New York; and Citicorp Center, 500 West
                                  Madison Street, Suite 1400, Chicago, Illinois
                                  60661-2511. Copies can be obtained from the Commission by mail at prescribed rates by request made to the Commission's Public
                                  Reference Section, Judiciary Plaza, 450 Fifth
                                  Street, N.W., Washington, D.C. 20549.


                                  SUMMARY FINANCIAL INFORMATION

           The summary financial information set forth below is derived from the more detailed financial statements appearing elsewhere in this Prospectus. This information should be read in conjunction with such financial statements, including the notes thereto.

                                            December 31,
                                               1996
                              ------------------------------------------
           Balance Sheet Data:
                 Working capital (1)                      $ 3,492
                 Total assets                             $ 5,000
                 Total liabilities                         $  -0-
                 Stockholders' equity                     $ 5,000


(1) Gives effect to the purchase by Pierce Mill Associates, Inc. of 4,500,000 shares of Sheffield Common Stock for $4,500 and the purchase by Thornbury Capital of 500,000 shares of Sheffield Common Stock for $500.

                          INVESTORS' RIGHTS AND SUBSTANTIVE PROTECTION
                                         UNDER RULE 419

DEPOSIT OF SECURITIES INTO ESCROW

           Rule 419 of the General Rules and Regulations of the Commission requires that the Dividend Shares be deposited into an escrow or trust account governed by an agreement which contains certain terms and provisions specified by Rule 419. Under Rule 419, the Dividend Shares will be deposited with the Distribution Agent in an escrow account and released to Thornbury Capital shareholders only after (i) Sheffield has submitted a signed representation to the Distribution Agent that it (a) has executed an agreement for a Business Combination meeting the requirements of Rule 419 and has filed a Post-Effective Amendment which has been declared effective, which includes the terms of the Business Combination and contains prescribed information regarding the Target Business, including audited financial statements and (b) has notified the shareholders of the acquisition pursuant to Rule 419 and (ii) Sheffield has received confirmation from a sufficient number of shareholders of their election to participate in the Distribution. After the acquisition is consummated, the Distribution Agent will release the Dividend Shares.

           Accordingly, Sheffield has entered into an escrow agreement with the Distribution Agent which provides that the Dividend Shares, and any shares issued with respect to stock splits, stock dividends or similar rights in connection therewith, are to be deposited directly into the escrow account following issuance. The identities of the stockholders are to be included on the stock certificates. The Dividend Shares held in the escrow account are to remain as issued and deposited and are to be held for the sole benefit of the stockholders who retain the voting rights, if any, with respect to the Dividend Shares held in their names. The Dividend Shares held in the escrow account may not be transferred, disposed of nor any interest created therein other than by will or the laws of descent and distribution, pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986 or pursuant to the Employee Retirement Income Security Act.

NO MINIMUM FAIR VALUE ACQUISITION CRITERIA

           Rule 419 requires that before any escrowed funds or securities can be released from escrow a company subject to Rule 419 must, among other actions, first execute an agreement to acquire a Target Business or assets whose "fair value" represents at least 80% of the escrowed proceeds including the maximum proceeds to be received from the exercise or conversion of any warrants or other securities offered. There will be no proceeds raised from the Distribution since the Dividend Shares are being distributed without cost, nor will Sheffield issue any warrants or other securities as part of the Distribution. As a result, there will be no required minimum fair value or other economic test of a Target Business or assets acquired by Sheffield. Until effectiveness of a Business Combination, the value of the escrowed Dividend Shares is the per share book value of such shares.

POST-EFFECTIVE AMENDMENT

           Once an agreement governing the acquisition of a Target Business has been executed, Rule 419 requires Sheffield to update its Registration Statement with a Post-Effective Amendment. The Post-Effective
Amendment must contain information about the Target Business, including audited financial statements. Within 5 days following the Effective Date of the Post-Effective Amendment, Sheffield will send to each shareholder of Thornbury Capital eligible to participate in the Distribution the prospectus which forms a part of the Post-Effective Amendment. Each such person shall have no fewer than 20 and no more than 45 business days from the Effective Date of the Post-Effective Amendment to notify Sheffield in writing that it elects to participate in the Distribution.

RELEASE OF ESCROWED SECURITIES

           The Dividend Shares may be released from escrow and delivered to the stockholders of Thornbury Capital after the Distribution Agent has received a signed representation from Sheffield and any other evidence acceptable to the Distribution Agent that:

           (a) Sheffield has executed an agreement for a Business Combination;


           (b) A Post-Effective Amendment describing the Target Business as provided by Rule 419 has been declared effective and has been delivered, within five business days of its effective date, to each stockholder; and

           (c) The Business Combination has been completed as provided by Rule 419.

           If a Business Combination is not consummated within 18 months from the effective date of the initial Registration Statement of which this Prospectus is a part, the Dividend Shares held in the escrow account shall be returned to Sheffield and all rights accruing to the stockholders of Thornbury Capital in regard to such Dividend Shares will cease.


                                  SHEFFIELD ACQUISITIONS, INC.

ORGANIZATION AND BACKGROUND OF SHEFFIELD
ACQUISITIONS, INC.

             Sheffield Acquisitions, Inc. ("Sheffield") is a blank check company and was incorporated under the laws of the State of Delaware on September
25, 1996 to seek a Business Combination with a Target Business. The purchase of Dividend Shares by Thornbury Capital, and the Distribution, is intended to provide stockholders of Thornbury Capital with an opportunity to participate and benefit from such a Business Combination through ownership of the Dividend Shares. In connection with the organization of Sheffield, Pierce Mill has been issued 4,500,000 Shares of Sheffield Common Stock at a purchase price of $.001 per Share and Thornbury Capital has been issued 500,000
Shares of Sheffield Common Stock at a price of $.001 per Share. SEE "THE DISTRIBUTION--Manner of Effecting the Distribution".

       Thornbury Capital purchased the Dividend Shares and is participating in the Distribution in order to provide its shareholders with the opportunity to participate in ownership of such Target Business. Thornbury Capital stockholders are not obligated to make any payments in exchange for the Dividend Shares.

BUSINESS OBJECTIVE

           Sheffield is seeking to effect a Business Combination through the issuance of its authorized but unissued stock as consideration for the Target Business. Sheffield will seek to acquire a foreign or domestic Target Business. In seeking a Target Business, Sheffield will consider, without limitation, businesses which (i) offer or provide services or develop and manufacture goods in the United States or abroad, (ii) engage in wholesale or retail distribution or, (iii) engage in financial services or similar industries. Sheffield will not engage in any negotiations with any entity or representatives of any entity regarding a Business Combination until following the effective date of the Registration Statement of which this Prospectus is a part.
Sheffield may, under certain circumstances, seek to effect Business Combinations with more than one Target Business, but it is unlikely that it will do so.

         In evaluating a prospective Target Business, Management will consider, among other factors, the following: (i) costs associated with effecting the Business Combination; (ii) equity interest in the Target Business; (iii) growth potential of the Target Business; (iv) experience and skill of management of the Target Business; (v) capital requirements of the Target Business; (vi) competitive position of the Target Business; (vii) stage of development of the Target Business; (viii) degree of current or potential market acceptance of the Target Business; (ix) proprietary features and degree of intellectual property or other protection of the Target Business; and (x) the regulatory environment in which the Target Business operates.

BUSINESS EXPERIENCE OF MANAGEMENT

            James M. Cassidy, the President and Director of Sheffield, is an attorney specializing in securities and corporate law and constitutes the current Management of Sheffield. Management has no specific expertise or experience in the selection of a Target Business. Management does not have the resources for an in-depth examination of a Target Business, and may be required, in great part, to rely upon the representations of management of the Target Business concerning its operations and history. In addition, Management will resign upon a Business Combination and thereafter Sheffield will be controlled by others whose identity and skills are not known at this time. SEE "MANAGEMENT". Sheffield may, from time to time, retain other persons or entities to assist in locating or evaluating a Target Business.

NO OPPORTUNITY FOR STOCKHOLDER EVALUATION OR
APPROVAL OF A BUSINESS COMBINATION

      The stockholders of Sheffield will, in all likelihood, neither receive nor otherwise have the opportunity to evaluate any financial or other information which will be made available to Sheffield in connection with selecting a potential Target Business until after Sheffield has entered into a definitive agreement to effectuate a Business Combination or until after a Business Combination is consummated. As a result, stockholders of Sheffield will be dependent on the judgment of Management in connection with the selection of a Target Business and the terms of any Business Combination.

           Under the Delaware General Corporation Law, various forms of
Business Combinations can be effected without stockholder approval. Unless required by the certificate of incorporation, no vote of stockholders of the surviving corporation in a merger shall be necessary to authorize a merger if
(i) the agreement of merger does not amend the certificate of incorporation,
(ii) each share of stock of the corporation outstanding immediately prior to the effective date of the merger is to be an identical outstanding or treasury share of the surviving corporation after the effective date of the merger, and (iii) either no shares of common stock of the surviving corporation and no shares, securities or obligations convertible into such stock are to be issued or delivered under the plan of merger, or the authorized unissued shares or the treasury shares of common stock of the surviving corporation to be issued or delivered under the plan of merger plus those initially issuable upon conversion of any other shares, securities or obligations to be issued or delivered under such plan do not exceed 20% of the shares of common stock of such corporation outstanding immediately prior to the effective date of the merger. Management is the sole shareholder of Pierce Mill which, in turn, is the owner of 90% of the common stock of Sheffield. As a result, Management is in a position to cause Sheffield to approve a Business Combination without the approval of any other stockholders.

           The form of Business Combination will have an impact upon the availability of dissenters' rights (i.e., the right to receive fair payment with respect to the Sheffield Common Stock) to stockholders disapproving of the proposed Business Combination. Under current Delaware law, only a merger or consolidation may give rise to a stockholder vote and to dissenters' rights. Only Pierce Mill and Thornbury Capital will have appraisal rights, if such occur in regard to an initial Business Combination. Shareholders of Thornbury Capital will not have appraisal rights except as to transactions, if any, which may occur after they have become shareholders of Sheffield.

OFFICES

           Sheffield's principal executive offices are located at 1504 R Street, N.W., Washington, D.C. 20009 and its telephone number is 202/387-1782.
SEE "BUSINESS--Facilities".


                                              BUSINESS

INTRODUCTION

           Sheffield was formed as a blank check company on September 25, 1996 to serve as a vehicle to effect a Business Combination with a Target Business not yet selected. Sheffield intends to effect a Business Combination through the issuance of stock as consideration for the Target Business, without investment of funds by Sheffield. However, although not presently anticipated, Sheffield may utilize the proceeds from debt securities, bank borrowings or a combination thereof in effecting a Business Combination. Sheffield has not incurred any debt or obtained any borrowings or other financing, but Management may determine that such borrowings or other financing is necessary to effect a Business Combination. Sheffield has not had any negotiations with any Target Business or representatives of any Target Business regarding a Business Combination. Sheffield may effect a Business Combination with a Target Business which business may be financially unstable or in its early stages of development or growth. In addition, a Target Business may have outstanding borrowings or other debt financing.

UNSPECIFIED INDUSTRY AND TARGET BUSINESS

        Sheffield will seek to acquire a Target Business within or without the United States and its efforts will not be limited to a particular industry. Management has not had any negotiations with any Target Business or representative of any Target Business regarding a Business Combination. To the extent that Sheffield effects a Business Combination with a financially unstable company or an entity in its early stage of development or growth (including entities without established records of revenues or income), Sheffield will become subject to numerous risks inherent in the business and operations of financially unstable and early stage or potential emerging growth companies. In addition, to the extent that Sheffield effects a Business Combination with an entity in an industry characterized by a high level of risk, Sheffield will become subject to the currently unascertainable risks of that industry. An extremely high level of risk frequently characterizes certain industries which experience rapid growth. Although Management will endeavor to evaluate the risks inherent in a particular Target Business there can be no assurance that it will properly ascertain or assess all such risks.

PROBABLE LACK OF BUSINESS DIVERSIFICATION

           Sheffield expects to effect only a single Business Combination. Accordingly, the prospects for Sheffield's success will be entirely dependent upon the future performance of a single business. Unlike certain entities which have the resources to consummate several Business Combinations of entities operating in multiple industries or multiple segments of a single industry, it is highly likely that Sheffield will not have the resources to diversify its operations or benefit from the possible spreading of risks or offsetting of losses. Sheffield's probable lack of diversification may subject Sheffield to numerous economic, competitive and regulatory developments, any or all of which may have a material adverse impact upon the particular industry in which Sheffield may operate subsequent to a Business Combination. The prospects for Sheffield's success may become dependent upon the development or market acceptance of a single or limited number of products, processes or services. Accordingly, notwithstanding the possibility of capital investment in and management assistance to the Target Business by Sheffield, there can be no assurance that the Target Business will prove to be commercially viable. Sheffield has no present intention of purchasing or acquiring a minority interest in any Target Business.

NO OPPORTUNITY FOR STOCKHOLDER EVALUATION OR
APPROVAL OF BUSINESS COMBINATION

     The stockholders of Sheffield will, in all likelihood, neither receive nor otherwise have the opportunity to evaluate any financial or other information which will be made available to Sheffield in connection with selecting a potential Target Business until after Sheffield has entered into a definitive agreement to effectuate a Business Combination or until after a Business Combination is consummated. As a result, stockholders of Sheffield will be dependent on the judgment of Management in connection with the selection of a Target Business and the terms of any Business Combination.

           Under the Delaware General Corporation Law, various forms of
Business Combinations can be effected without stockholder approval. Unless required by the certificate of incorporation, no vote of stockholders of the surviving corporation in a merger shall be necessary to authorize a merger if
(i) the agreement of merger does not amend the certificate of incorporation,
(ii) each share of stock of the corporation outstanding immediately prior to the effective date of the merger is to be an identical outstanding or treasury share of the surviving corporation after the effective date of the merger, and (iii) either no shares of common stock of the surviving corporation and no shares, securities or obligations convertible into such stock are to be issued or delivered under the plan of merger, or the authorized unissued shares or the treasury shares of common stock of the surviving corporation to be issued or delivered under the plan of merger plus those initially issuable upon conversion of any other shares, securities or obligations to be issued or delivered under such plan do not exceed 20% of the shares of common stock of such corporation outstanding immediately prior to the effective date of the merger. Management is the sole shareholder of Pierce Mill which, in turn, is the owner of 90% of the common stock of Sheffield. As a result, Management is in a position to cause Sheffield to approve a Business Combination without the approval of any other stockholders.

           The form of Business Combination will have an impact upon the availability of dissenters' rights (i.e., the right to receive fair payment with respect to the Sheffield Common Stock) to stockholders disapproving of the proposed Business Combination. Under current Delaware law, only a merger or consolidation may give rise to a stockholder vote and to dissenters' rights. Only Pierce Mill and Thornbury Capital will have appraisal rights, if such occur in regard to an initial Business Combination. Shareholders of Thornbury Capital will not have appraisal rights except as to transactions, if any, which may occur after they have become shareholders of Sheffield.

LIMITED ABILITY TO EVALUATE TARGET BUSINESS MANAGEMENT

         Sheffield's Management intends to examine the management of a pro-spective Target Business in connection with its evaluation of the desirability of effecting a Business Combination with such Target Business, there can be no assurance that Sheffield's assessment of such management will prove to be correct, especially in light of the inexperience of current Management in evaluating certain types of businesses. It is unlikely that any officer or director of Sheffield in office prior to the consummation of a Business Combination will remain associated with Sheffield following a Business Combination, and if any do, it is unlikely that any of them will devote a substantial portion of their time to the affairs of Sheffield subsequent thereto. Therefore it is probable that after a Business Combination, the management and affairs of Sheffield will be under the direction of the management of the Target Business. Moreover, although management of the Target Business will be reviewed and analyzed as part of the evaluation of the possible Business Combination, there can be no assurance that such personnel will have significant experience or knowledge relating to the operations of the Target Business acquired by Sheffield. There can be no assurance that the future management of Sheffield will have the necessary skills, qualifications or abilities to manage a public company. Prior to the election to become shareholders of Sheffield, Thornbury Capital stockholders will receive a Post-Effective Amendment which will, among other items, describe new management of the Target Business. SEE "MANAGEMENT."

COMPETITION

         Sheffield expects to encounter intense competition from other entities having business objectives similar to those of Sheffield. Many of these entities, including venture capital partnerships and corporations, blind pool and blank check companies, large industrial and financial institutions, small business investment companies and wealthy individuals, are well-established and have extensive experience in connection with identifying and effecting Business Combinations directly or through affiliates. Many of these competitors possess greater financial, technical, human and other resources than Sheffield and there can be no assurance that Sheffield will have the ability to compete successfully. Sheffield's financial resources will be limited in comparison to those of many of its competitors. This inherent competitive limitation may compel Sheffield to select certain less attractive Business Combination prospects. There can be no assurance that such prospects will permit Sheffield to achieve its stated business objectives. SEE
"Proposed Business."

SELECTION OF A TARGET BUSINESS

      Management will have substantial flexibility in identifying and selecting a prospective Target Business. As a result, stockholders of Sheffield will be almost entirely dependent on the judgment of Management in connection with the selection of a Target Business. In evaluating a prospective Target Business, Management will consider, among other factors, the following: (i) costs associated with effecting the Business Combination; (ii) equity interest in the Target Business; (iii) growth potential of the Target Business; (iv) experience and skill of management of the Target Business; (v) capital requirements of the Target Business; (vi) competitive position of the Target Business; (vii) stage of development of the Target Business; (viii) degree of current or potential market acceptance of the Target Business; (ix) proprietary features and degree of intellectual property or other protection of the Target Business; and (x) the regulatory environment in which the Target Business operates.

         The foregoing criteria are not intended to be exhaustive and any evaluation relating to the merits of a particular Target Business will be based, to the extent relevant, on the above factors as well as other considerations deemed relevant by Management in connection with effecting a Business Combination consistent with Sheffield's business objectives.

        The time and costs required to select and evaluate a Target Business and to structure and consummate the Business Combination cannot presently be ascertained with any degree of certainty. Management intends to devote as much time as required and available to the affairs of Sheffield. Mr. Cassidy is the principal of Cassidy & Associates, a law firm located in Washington, D.C. and, as such, demands may be placed on his time which would detract from the amount of time he is able to devote to Sheffield. Mr. Cassidy projects that initially approximately 10% of his time may be spent locating a Target
Business which amount of time would increase when the analysis of, and the negotiations and consummation with, a Target Business are conducted.

       Sheffield anticipates that various prospective Target Businesses will be brought to its attention from various non-affiliated sources, including securities broker-dealers, investment bankers, venture capitalists, bankers, other members of the financial community and affiliated sources. Management anticipates that it will use advertisements, flyers, letters and direct contact with broker-dealers, bankers, financial analysts, venture capitalists and other individuals and entities active in the business and financial community.

          Sheffield may elect to publish advertisements in financial or trade publications seeking a Target Business. No advertisements have been designed or planned.

        Sheffield may engage the services of consultants or professional firms that specialize in finding business acquisitions, in which event Sheffield intends to pay a finder's fee or other compensation to such firms. SEE "MANAGEMENT--Advisors and Finders Fees".

SPECIAL CONSIDERATIONS IN SELECTING TARGET BUSINESS

        Management will have a continuing stock interest in Sheffield after a Business Combination, and it will seek to obtain certain representations and warranties of a Target Business intended to protect that economic interest following a Business Combination.

        Management expects that one such representation and warranty will be that for an agreed period of time after a Business Combination Sheffield will employ a corporate relations firm with experience in dealing with underwriters, broker-dealers and investment bankers. The purpose of such representation and warranty is to establish that Sheffield will actively be engaged in encouraging market makers to participate in the trading of the Dividend Shares. Such a representation and warranty will be considered significant by Management in its choice of a Business Combination. However, no assurance can be given that a Target Business will agree to employ any corporate relations firms. Management may suggest one or more corporate relations firms with which Management has worked in the past for employment by Sheffield. Those recommendations will depend, in part, upon the nature of the Target Business. Management has no direct or indirect interest in any corporate relations firm and will not recommend any corporate relations firm in which it obtained any interest. Any change in these representations will be disclosed in the Post-Effective Amendment.

           Management expects that an additional representation and warranty sought of a Target Business will be that for an agreed period of time after a Business Combination Sheffield will employ a securities law firm to make filings required under the Securities and Exchange Act of 1934, as amended, to assure the continued eligibility for public trading of the Dividend Shares. However, no assurance can be given that a Target Business will agree to employ a securities law firm. Mr. Cassidy is a principal of Cassidy & Asso-ciates, a law firm practicing in the areas of securities and Federal tax law. It is possible that Management will prefer to enter into a Business Combination with a Target Business which agrees to have Sheffield retain Cassidy & Associates as its continuing securities counsel. Such consideration could affect the decision of which Business Combination Sheffield will enter into, and could, in theory, result in the choice of a Business Combination for reasons other than exclusively the characteristics of the Target Business.
Any employment of Cassidy & Associates as continuing securities counsel will be disclosed in the Post-Effective Amendment.

FORM OF BUSINESS COMBINATION

        As a general rule, federal and state tax laws and regulations have a significant impact upon the structuring of a Business Combination. Sheffield will evaluate the possible tax consequences of any prospective Business Combination and will endeavor to structure the Business Combination so as to achieve the most favorable tax treatment to Sheffield, the Target Business and their respective stockholders. There can be no assurance that the Internal Revenue Service or relevant state tax authorities will ultimately assent to Sheffield's tax treatment of a particular consummated Business Combination.
To the extent that the Internal Revenue Service or any relevant state tax authorities ultimately prevail in recharacterizing the tax treatment of a Business Combination, there may be adverse tax consequences to Sheffield, the Target Business and their respective stockholders. Tax considerations as well as other relevant factors will be evaluated in determining the precise structure of a particular Business Combination, which could be effected through various forms of a merger, consolidation or stock or asset acquisition.

           Sheffield may utilize cash derived from debt securities or bank borrowings or a combination thereof as consideration in effecting a Business Combination. Sheffield expects to issue a substantial number of additional shares of its common stock in connection with a Business Combination. To the extent that such additional shares are issued, dilution to the interests of
Sheffield's stockholders may occur.   Additionally,  if a substantial number of
shares of Sheffield Common Stock are issued in connection with a Business Combination, a change in control of Sheffield may occur which may affect, among other things, Sheffield's ability to utilize net operating loss carry forwards, if any.

         Although Sheffield does not anticipate acquiring any debt or obtaining any loans prior to any Business Combination, there currently are no limitations on Sheffield's authority to borrow funds to effect a Business Combination. Sheffield does not anticipate any need to raise capital prior to a Business Combination. After a Business Combination, management of the Target
Business may determine to incur such debt or obtain a loan. The existence of an outstanding debt or loan obligation is a factor that will be considered in selecting a Target Business. If the need arises that Sheffield should seek to obtain additional financing, Sheffield's limited resources and lack of operating history may make it difficult to borrow funds. The amount and nature of any borrowings by Sheffield will depend on numerous considerations, including Sheffield's capital requirements, potential lender's evaluation of Sheffield's ability to meet debt service on borrowings and the then prevailing conditions in the financial markets, as well as general economic conditions. Sheffield does not anticipate obtaining any loans or borrowings and does not have any arrangements with any bank or financial institution to secure additional financing. There can be no assurance that such arrangements if required or otherwise sought, would be available on terms commercially acceptable or otherwise in the best interests of Sheffield.

     The inability of Sheffield to borrow funds required to effect or facilitate a Business Combination, or to provide funds for an additional infusion of capital into a Target Business, may have a material adverse effect on Sheffield's financial condition and future prospects, including the ability to effect a Business Combination. To the extent that debt financing ultimately proves to be available, any borrowings may subject Sheffield to various risks traditionally associated with indebtedness, including the risks of interest rate fluctuations and insufficiency of cash flow to pay principal and interest. Furthermore, a Target Business may have already incurred debt financing and, therefore, all the risks inherent thereto. Sheffield does not anticipate borrowing funds and any such borrowing, if at all, will be only to effect a Business Combination and not for the purposes of loans or payments to its promoters, management or their affiliates or associates.

           A Target Business will not be affiliated with Sheffield or its Management, promoters or affiliates in any manner. Sheffield has adopted a policy prohibiting a transaction with a Target Business in which Management has a direct or indirect interest and Sheffield anticipates that no such transaction will be considered or effected and does not foresee any conditions under which such would occur.

POTENTIAL TARGETS

        As of the date hereof, Sheffield has not entered into any arrangements or agreements with any companies regarding a possible merger or acquisition. Sheffield has not commenced any advertising or other forms of solicitation in order to locate a Target Business. Sheffield intends to commence actively seeking a Target Business immediately upon the Effective Date of the Registration Statement of which this Prospectus is a part. There are no arrangements, agreements or understandings between any non-management shareholders of Sheffield and Management by which such non-management shareholders may directly or indirectly participate in or influence the affairs of Sheffield. As of the date hereof, shareholders of Sheffield consist solely of Thornbury Capital and Pierce Mill. Mr. Cassidy, President and Director of Sheffield, is the President and sole shareholder of Pierce Mill which, in turn, is the controlling shareholder of Thornbury Capital. Any change in this policy will be disclosed in the Post-Effective Amendment.

STRUCTURE OF A BUSINESS COMBINATION

       The terms of a merger or acquisition with a Target Business will be the subject of negotiations between Sheffield and such Target Business. Such terms are presently impossible to predict. In addition to the issuance of Sheffield Common Stock, some or all of the shares of Sheffield Common
Stock held by Pierce Mill may be purchased by or exchanged with the Target Business. The terms of any Business Combination may provide for a payment by cash or otherwise to Pierce Mill for the purchase of all or some of its Sheffield Common Stock. Management would directly benefit from such a payment. Such benefits may influence Management's decision of which Business Combination to conclude. SEE "CONFLICTS OF INTEREST".
The Target Business may desire to purchase additional shares of Sheffield Common Stock and may offer to purchase all or some of the Dividend Shares from the holders. In such case, each holder of Dividend Shares would be free to accept or decline any purchase offer and to negotiate the terms of such purchase. Any purchase by a Target Business of the Sheffield Common Stock owned by Pierce Mill may be on terms different than those of any offer to purchase the Dividend Shares, and may be more advantageous to Pierce Mill.
The terms of a Business Combination may involve the issuance of Sheffield Preferred Stock and/or the issuance of warrants to purchase either Sheffield Common or Preferred Stock or a combination thereof.

      As a result of the terms of a Business Combination, there will likely be an increase in the outstanding shares of Sheffield Common Stock resulting in a reduction in the percentage of outstanding shares held by Thornbury Capital.
In addition, it is possible that as a result of a Business Combination there will be a reduction in the number of shares of Sheffield Common Stock held by Pierce Mill. It is likely that Pierce Mill will not retain control of Sheffield. In addition, it is likely that Management will not continue as officers or directors of the resultant merged or acquired company. Mr. Cassidy, the President and Director of Sheffield, anticipates that he will resign as President and Director upon the effectiveness of a Business Combination. In all likelihood, shareholders will not be afforded the opportunity to partici-pate in the selection of a Target Business or the negotiation of the terms of the Business Combination. Stockholders will be entirely dependent on the judgment of Management in the selection of and negotiations with a Target Business.

FACILITIES

       Until completion of a Business Combination, Sheffield will use without cost the offices of Pierce Mill Associates, Inc., located at 1504 R Street, N.W., Washington, D.C., a corporation controlled by Mr. Cassidy, the President and Director of Sheffield. Cassidy & Associates, the law firm of which Mr. Cassidy is the principal, is also located at this address. Sheffield has not entered into a lease agreement with Pierce Mill Associates or with Cassidy & Associates and does not intend to enter into a lease agreement. Mr. Cassidy intends that Sheffield use its current space without charge for as long as Sheffield is seeking a Target Business.

EMPLOYEES

        As of the date of this Prospectus, Sheffield does not have any employees.


                                           USE OF PROCEEDS

       Sheffield will not receive any proceeds from this offering. The Dividend Shares will be distributed to Thornbury Capital stockholders without cost to them. Sheffield may be required to incur debt or arrange financing in order to consummate a Business Combination. In such a case, the proceeds from such financing would be used in connection with such Business Combination, including possible payment of finder's fees or other compensation to persons or entities which provide assistance or services to Sheffield, repaying debt of the Target Business, redeeming stock of shareholders of the Target Business, or for working capital. Sheffield has no present intention of providing any debt or other financing proceeds to any Target Business or purchasing a minority interest in any Target Business.

       Sheffield has not incurred any debt in connection with its organizational activities. Accordingly, Sheffield will not use any proceeds received from any financing arrangements or through any Business Combination to repay any current debt. However, a Target Business may have pre-existing debts or outstanding loans. Additionally, after a Business Combination, management of the Target Business may determine to incur debt. The existence of outstanding debt or loan obligations is a factor that will be considered in selecting a Target Business.

       Pierce Mill, of which Management is the sole shareholder, has agreed to pay all initial costs and expenses of Sheffield, including its incorporation, preparation of the Registration Statement, the Distribution and the solicita-tion, negotiation and completion of a Business Combination. No advances have been made to Sheffield for the payment of operating expenses; however, Pierce Mill has subscribed $4,500 for its Sheffield Common Stock and Thornbury
Capital has subscribed $500 for its Sheffield Common Stock, which funds are available for the payment of expenses. No upper or lower limit has been set on the amount of capital Pierce Mill will contribute toward the expenses of Sheffield and Pierce Mill may, at any time, cease underwriting such expenses.
If Sheffield is unable to pay certain expenses, such as the costs of soliciting a Target Business, it could have a material adverse effect on the ability of Sheffield to locate a Target Business, or to locate the best available Target Business. Sheffield has no plans to obtain alternate cash resources in the event that Pierce Mill ceases to underwrite its initial expenses.

       Sheffield's initial office, office supplies, and office services (such as secretarial, mail and telephone) are being furnished by Pierce Mill without cost to Sheffield until conclusion of a Business Combination. There is no lease agreement or other written understanding between Pierce Mill and Sheffield in this regard.


                                              DILUTION

       On December 31, 1996 Sheffield had 5,000,000 shares of Sheffield Common Stock outstanding and a net tangible book value of $5,000 or $.001 per share. The Distribution by Thornbury Capital of the 500,000 Dividend Shares to Thornbury Capital stockholders will not have an effect on the net tangible book value of Sheffield.


                                         CAPITALIZATION

          The following table sets forth the capitalization of Sheffield at December 31, 1996:

                                                         At December 31, 1996
Stockholders' equity
    Preferred Stock, $.0001 par value,
    10,000,000 Shares authorized;
    none issued or outstanding                                   0


    Common Stock $.0001 par value,
    50,000,000 shares authorized, 4,500,000
    shares issued and outstanding, 5,000,000
    shares issued and outstanding, as adjusted               $  500

    Additional Paid In Capital (1)                           $4,500
                                                             -------
     Total stockholders' equity                              $5,000



1) Gives effect to the purchase by Thornbury Capital of 500,000 shares of Sheffield Common Stock for a purchase price of $500 and the purchase by Pierce Mill of 4,500,000 shares of Sheffield Common Stock for a purchase price of $4,500.

MARKET FOR COMMON STOCK

         As of the date hereof, no market exists for the Sheffield Common Stock. Management of Sheffield has not entered into any discussions or agreements with any broker-dealer to act as a market maker for Sheffield's Common Stock. Management has knowledge of a number of broker-dealers with whom it intends to enter into such discussions at the time Sheffield has selected a Target Business. A major factor in selecting a Target Business will be its agreement to provide or work with market makers to maintain a market for the Dividend Shares. Sheffield may use consultants to assist in locating market makers, but no agreements have been entered into regarding such activity.

"PENNY STOCK" REGULATIONS

           If a trading market is established for the Sheffield Common Stock, there can be assurance as to at what price such securities will trade. The Commission has adopted regulations which generally define a "penny stock".
SEE "GLOSSARY". The Company's securities may be subject to "penny stock" rules that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 together with their spouse).
For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser's written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prescribed by the Commission relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information on the limited market in penny stocks. Consequently, the "penny stock" rules may restrict the ability of broker-dealers to sell the Company's securities and may affect the ability to sell the Dividend Shares in the secondary market.


                          MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                                     FINANCIAL CONDITION
                                  AND RESULTS OF OPERATIONS

           Sheffield is a newly organized development stage company, the objective of which is to acquire a foreign or domestic private business. To date, Sheffield's efforts have been limited to organizational activities.

           Sheffield has issued 4,500,000 shares of Sheffield Common Stock to Pierce Mill for a purchase price of $4,500. Sheffield has issued 500,000 shares of Sheffield Common Stock to Thornbury Capital for a purchase price of $500. Substantially all of Sheffield's working capital needs subsequent to this offering will be attributable to the identification, evaluation and selections of a Target Business and structuring, negotiating and consummating a Business Combination. Such working capital needs are expected to be satisfied from the $5,000 received by Sheffield from Pierce Mill and Thornbury Capital, from the efforts of Management, which will be without cost to Sheffield, and from additional payments made by Pierce Mill without recourse to Sheffield.


                                       MANAGEMENT

           The officers and directors of Sheffield, and further information concerning them are as follows:

           Name                      Age              Position

           James M. Cassidy          62           President, Treasurer, and
                                                       Director

           James Michael Cassidy, Esq., J.D., LL.M., received a Bachelor of Science in Languages and Linguistics from Georgetown University in 1960, a Bachelor of Laws from The Catholic University School of Law in 1963, and a Master of Laws in Taxation from The Georgetown University School of Law in 1968. From 1963-1964, Mr. Cassidy was law clerk to the Honorable Inzer
B. Wyatt of the United States District Court for the Southern District of New York. From 1964-1965, Mr. Cassidy was law clerk to the Honorable Wilbur
K. Miller of the United States Court of Appeals for the District of Columbia. From 1969-1975, Mr. Cassidy was an associate of the law firm of Kieffer & Moroney and a principal in the law firm of Kieffer & Cassidy, Washington, D.C. From 1975 to date, Mr. Cassidy has been a principal in the law firm of Cassidy & Associates, Washington, D.C. and its predecessors, specializing in securities law and related corporate and federal taxation matters. Mr. Cassidy is a member of the bar of the District of Columbia and is admitted to practice before the United States Tax Court and the United States Supreme Court.

EXECUTIVE COMPENSATION

       None of Sheffield's directors or officers has received any compensation from Sheffield since its inception for services rendered or will receive compensation prior to the consummation of a Business Combination, if any.
SEE "BUSINESS--Selection of a Target Business and Structuring a Business Combination." A law firm of which James Cassidy, the President and Director of Sheffield, is a principal has performed services in connection with the Distribution and may do so in connection with a Business Combination. Pierce Mill, a corporation of which Management is the sole shareholder, has undertaken to pay all initial expenses of Sheffield, including legal and other fees incident to its incorporation, the Registration Statement, the Distribu-tion, the solicitation, negotiation and consummation of a Business Combination and to furnish office, secretarial, telephone, postage and similar expenses to Sheffield without cost. Management anticipates that, as part of the Business Combination, a Target Business may wish to purchase all or some of the Sheffield Common Stock owned by Pierce Mill, and Pierce Mill has agreed, in principal, to sell its Sheffield Common Stock under such conditions. All or a portion of any such payment received by Pierce Mill would be used for reimbursement of its commitment to fund the initial expenses of Sheffield.
Mr. Cassidy or Cassidy & Associates, a law firm of which Mr. Cassidy is a principal, may receive all or a portion of the remainder of any such payment to Pierce Mill in return for legal services rendered in connection to the Registration Statement and the Distribution. Any payment to or commitment to pay Pierce Mill, Mr. Cassidy or Cassidy & Associates by a Target Business will be disclosed in the Post-Effective Amendment. No advances have been made or will be made by Sheffield to any of its officers, directors, principal stockholders, or promoters, or any of their affiliates or associates.

ADVISORS AND FINDER'S FEES

        Although Sheffield has not entered into any agreements therefor, Sheffield may use the services of a finder or consultant to identify a Target Business. If such advisors are used, compensation to such finder or consultant may take various forms, including fixed cash payments, payments based on a percentage of revenues or product sales volume, payments involving issuance of securities (including those of Sheffield), or any combination of these or other compensation arrangements. Consequently, Sheffield is currently unable to predict the cost of utilizing such services. The Board of Directors has not accepted any policies regarding the use of advisors or their identities or possible compensation except that no finder's fees will be paid to Management or any affiliate of Management.

           Over the past years, Management has been involved in the securities and financial community and as such has had discussions with persons involved in the business of assisting companies in identifying Target Businesses. Management may recommend one or more of such consultants to Sheffield based on the type of Target Business Sheffield is seeking, the form and amount of compensation such consultants require, the years such consultant has been in business and rate of success in matching Target Businesses with acquiring companies. Management would expect that any such consultant would provide Sheffield with a selection of Target Businesses, would provide due diligence assistance for study of the Target Business, would assist in negotiating the terms of a Business Combination, and would serve to facilitate the negotiation process. Sheffield may use more than one consultant in locating a Target Business.

       Sheffield has no agreements or understandings with any consultant as of the date hereof. However, a potential Target Business may have an agreement with a consultant or advisor providing that services of the consultant or advisor be continued after a Business Combination. Additionally, a particular Target Business may be presented to Sheffield only on the condition that the services of a consultant or advisor be continued if a Business Combination is concluded. Such consultants or advisors may include attorneys or accountants who have an agreement with the Target Business for continuation of their services after any Business Combination. Such pre-existing agreements of Target Businesses for the continuation of the services of attorneys, accountants, advisors or consultants would be a factor in Sheffield's selection of a Target Business.

THORNBURY CAPITAL CORPORATION

       Thornbury Capital was formed to serve as a conduit for the distribution of the dividend shares of Sheffield and of other similar "blank check" companies to its shareholders. Thornbury is not, and does not intend to become, a reporting company and its stock does not trade on any exchange or in the over-the-counter market. Thornbury Capital does not intend to merge with or acquire the assets of any other company. Thornbury Capital does not fall within the definition of a "blank check" company as defined in Rule 419.

PRIOR BLANK CHECK COMPANIES

           Management was involved in two blank check offerings in 1988. Mr. Cassidy was vice president, a director and a shareholder of First Agate Capital Corporation and Consolidated Financial Corporation. Each of these companies raised $500,000 in an underwritten public offering, in August, 1988, and November, 1988, respectively, of 50,000 units at $10.00 per unit with each unit consisting of 500 shares of common stock and 500 common stock purchase warrants. First Agate Capital Corporation is no longer a public company and has had no activity since 1991. Consolidated Financial
Corporation was transferred to new management in 1990. As part of such transaction, Mr. Cassidy transferred his shares and did not continue as an officer or director. New management effected the merger of Consolidated Financial Corporation with A.B.E Industrial Holdings in June, 1991.


                                        CONFLICTS OF INTEREST

           Mr. Cassidy, the President and Director of Sheffield, is the sole shareholder of Pierce Mill which is, in turn, the controlling shareholder of Thornbury Capital. Mr. Cassidy will be responsible for seeking, evaluating, negotiating and consummating a Business Combination with a Target Business which may result in terms providing benefits to Mr. Cassidy.

           The terms of Business Combination may include such terms as Mr. Cassidy remaining a director or officer of Sheffield and/or the continuing securities or other legal work of Sheffield being handled by the law firm of which Mr. Cassidy is the principal. The terms of a Business Combination may provide for a payment by cash or otherwise to Pierce Mill for the purchase of its Sheffield Common Stock by a Target Business. Mr. Cassidy would directly benefit from such a payment. Such benefits may influence Mr. Cassidy's choice of a Target Business.

       Management expects to be involved with the organization of other blank check companies of a similar nature and with similar business purposes as Sheffield. A conflict may arise in the event that another blank check company with which Management is affiliated is formed and actively seeks a Target Business. It is anticipated that Target Businesses will be located for Sheffield and other blank check companies, if any are formed, in chronological order of the date of formation of such blank check companies. However, any blank check companies that may be formed may differ from Sheffield in certain items such as place of incorporation, number of shares and shareholders, working capital, types of authorized securities, or other items. It may be that a Target Business may be more suitable for or may prefer a certain blank check company formed after Sheffield. In such case, a Business Combination might be negotiated on behalf of the more suitable or preferred blank check company regardless of date of formation.

           Mr. Cassidy is the principal of Cassidy & Associates, a law firm located in Washington, D.C. As such, demands may be placed on the time of Mr. Cassidy which would detract from the amount of time he is able to devote to Sheffield. Mr. Cassidy intends to devote as much time to the activities of Sheffield as required. However, should such a conflict arise, there is no assurance that Mr. Cassidy would not attend to other matters prior to those of Sheffield. Mr. Cassidy projects that initially approximately 10% of his time may be spent locating a Target Business which amount of time would increase when the analysis of, and negotiations and consummation with, a Target Business are conducted.

           Pierce Mill owns 4,500,000 shares of Sheffield and 90% of the outstanding shares of Thornbury Capital which will receive 90% of the Dividend Shares. Mr. Cassidy is the sole shareholder of Pierce Mill and is therefore considered the beneficial owner of the 4,500,000 shares of Sheffield Common Stock owned by Pierce Mill and 450,000 of the Dividend Shares to be distributed. No other securities, or rights to securities, of Sheffield will be issued to Management or promoters, or their affiliates or associates, prior to the completion of a Business Combination. At the time of a Business Combination, Management expects that all or some of 4,500,000 shares of Sheffield Common Stock owned by Pierce Mill will be purchased by the Target Business. After a Business Combination, Management does not expect that it or any promoter, affiliate or associate will have any interest in the securities of Sheffield except for their ownership of Dividend Shares.
However, it is possible that Pierce Mill will continue to own some of the 4,500,000 shares of Sheffield Common Stock it now owns or that it will receive rights to acquire securities of Sheffield on terms which cannot now be determined. The amount of Sheffield Common Stock sold or continued to by owned by Pierce Mill after a Business Combination and any rights to acquire securities will be disclosed in the Post-Effective Amendment.

         There are no agreements or understandings of any kind for any officer or director to resign at the request of any other person and none of the officers or directors of Sheffield are acting on behalf of or will act at the direction of any other person. Any change in these representations will be disclosed in the Post-Effective Amendment.

      Sheffield anticipates seeking out a Target Business through solicitation. Such solicitation may include newspaper or magazine advertisements, mailings and other distributions to law firms, accounting firms, investment bankers, financial advisors and similar persons, the use of one or more World Wide
Web sites and similar methods. No estimate can be made as to the number of persons who will be contacted or solicited. Such persons will have no relationship to Management.

           Management expects that an additional representation and warranty sought of a Target Business will be that for an agreed period of time after a Business Combination Sheffield will employ a securities law firm to make filings required under the Securities and Exchange Act of 1934, as amended, to assure the continued eligibility for public trading of the Dividend Shares. However, no assurance can be given that a Target Business will agree to employ a securities law firm. Mr. Cassidy is a principal of Cassidy & Associates, a law firm practicing in the areas of securities and Federal tax law. It is possible that Management will prefer to enter into a Business Combin-ation with a Target Business which agrees to have Sheffield retain Cassidy & Associates as its continuing securities counsel. Such consideration could affect the decision of which Business Combination Sheffield will enter into, and could, in theory, result in the choice of a Business Combination for reasons other than exclusively the characteristics of the Target Business. Any employment of Cassidy & Associates as continuing securities counsel will be disclosed in the Post-Effective Amendment.

           Management may agree to pay finder's fees, as appropriate and allowed, to unaffiliated persons who may bring a Target Business to Sheffield where that reference results in a Business Combination. The amount of any finder's will be subject to negotiation, and cannot be estimated at this time. No finder's fee of any kind will be paid to the Management or promoters of Sheffield, or to their associates or affiliates. No loans of any type have, or will be, made to Management or promoters of Sheffield or to any of their associates or affiliates. Any change in these representations will be disclosed in the Post-Effective Amendment.

      None of Sheffield's officers, directors, promoters, or their affiliates or associates have had any negotiations with and there are no present arrangements or understandings with any representatives of the owners of any business or company regarding the possibility of a Business Combination.

           Sheffield will not enter into a Business Combination, or acquire any assets of any kind for its securities, in which Management or promoters of Sheffield, or any affiliates or associates have any interest, direct or indirect. Any change in these representations will be disclosed in the Post-Effective Amendment.

     Pierce Mill anticipates that it will actively negotiate the purchase of all or a portion of its 4,500,000 shares of Sheffield Common Stock by a Target Business, and anticipates that a Target Business will purchase all or part of its Sheffield Common Stock. The unaffiliated shareholders of Thornbury Capital will not have an opportunity to approve or consent to such purchase or to the terms of such purchase.

       Management has adopted certain policies involving possible conflicts of interest, including prohibiting any of the following transactions involving Management or promoters or their affiliates or associates:

           (i)      Any lending by Sheffield to such persons;

           (ii) The issuance of any additional securities to such persons prior to a Business Combination;

           (iii) The entering into any Business Combination or acquisition of assets in which such persons have any interest, direct or indirect; or

           (iv)     The payment of any finder's fees to such persons.

           These policies have been adopted by the Board of Directors of Sheffield, and any changes in these provisions would require the approval of
the Board of Directors.   Management does not intend to propose any such
action and does not anticipate that any such action will occur.   Any change in
these representations will be disclosed in the Post-Effective Amendment.

        There are no binding guidelines or procedures for resolving potential conflicts of interest. Failure by Management to resolve conflicts of interest in favor of Sheffield could result in liability of Management to Sheffield. However, any attempt by shareholders to enforce a liability of Management to Sheffield would most likely be prohibitively expensive and time consuming.

OTHER BLANK CHECK COMPANIES

        Management is not currently involved with any blank check companies other than Sheffield. In the event that Management does become affiliated with a blank check company other than Sheffield, then a conflict of interest may arise regarding competing searches for a Target Business. SEE "MANAGEMENT--Prior Blank Check Companies".

INDEMNIFICATION

       Pursuant to Delaware law and Sheffield's Certificate of Incorporation and By-laws, its officers and directors (and former officers and directors) are entitled to indemnification from it to the full extent permitted by law. Sheffield's Certificate of Incorporation and By-laws generally provide for such indemnification for claims arising out of the acts or omissions of the company's officers and directors in their capacity as such, undertaken in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of Sheffield, and, with respect to any criminal action or proceeding, as to which they had no reasonable cause to believe that their conduct was unlawful. The conditions and extent of indemnification are set forth in the Certificate of Incorporation and By-laws.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of Sheffield pursuant to the foregoing provisions, or otherwise, Sheffield has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the company of expenses incurred or paid by a director, officer or controlling person of Sheffield in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Sheffield will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

LIMITATION ON LIABILITY

    As permitted by Delaware law, Sheffield's Certificate of Incorporation provides that a director of Sheffield shall not be personally liable for monetary damages for a breach of fiduciary duty as such, except for liability
(i) for any breach of the director's duty of loyalty, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) improper declaration of dividends, or (iv) for any transaction from which the director derived an improper personal benefit. This provision is intended to afford Sheffield's directors additional protection from, and limit their potential liability from, suits alleging a breach of their duty of care. Sheffield believes this provision will assist it in the future in securing the services of directors who are not employees of it. As a result of the inclusion of such a provision, stockholders may be unable to recover monetary damages against directors for actions taken by them which constitute negligence or gross negligence or which are in violation of their fiduciary duties although it may be possible to obtain injunctive or other equitable relief with respect to such actions.
If equitable remedies are found not to be available to shareholders for any particular case, stockholders may not have any effective remedy against the challenged conduct.

                                         PRINCIPAL STOCKHOLDERS

       As of the date of this Prospectus, Pierce Mill and Thornbury Capital are the only shareholders of Sheffield. The following table sets forth information as of the date of this Prospectus and as adjusted to reflect the Distribution of Dividend Shares based on information obtained from the persons named below, with respect to beneficial ownership of shares of Sheffield Common Stock by (i) each person known by Sheffield to be the owner of more than 5% of the outstanding shares of Sheffield Common Stock,
(ii) each director and (iii) all executive officers and directors as a group:

Name and                     Amount of Beneficial       Percentage of Ownership
Address                            Ownership            Shares of Common Stock
                         Before         After           Before     After
                         Distri-        Distri-         Distri-    Distri-
                         tion           tion            tion       tion

Pierce Mill
 Associates, Inc.(1)     4,500,000      4,950,000(2)     90%       99%
1504 R Street, N.W.
Washington, D.C. 20009

Thornbury Capital
  Corporation               500,000             0        10%        0%
1504 R Street, N.W.
Washington, D.C. 20009

James M. Cassidy         4,950,000(3)    4,950,000(4)    99%       99%
1504 R Street, N.W.
Washington, D.C. 20009

All executive officers
and directors, as a
group (1 person)          5,000,000       4,950,000      100%      99%

________________
(1) Mr. Cassidy, the President and Director of Sheffield, has sole investment power and sole voting power of the shares indicated herein.


(2) Pierce Mill owns 450,000 shares of Thornbury Capital and, as a result, will receive 450,000 Dividend Shares.

(3) Ownership by Mr. Cassidy is a result of his ownership interest in Pierce Mill Associates, Inc.

(4) Ownership by Mr. Cassidy is a result of his ownership interest in Pierce Mill Associates, Inc.


                                        CERTAIN TRANSACTIONS

           Sheffield has issued 4,500,000 shares of Sheffield Common Stock, $.0001 par value, to Pierce Mill for a purchase price of $4,500. Sheffield has issued 500,000 Shares of Sheffield Common Stock, $.0001 par value, to
Thornbury Capital for a purchase price of $500.


                                    DESCRIPTION OF CAPITAL STOCK

        The authorized capital stock of Sheffield consists of 50,000,000 shares of Common Stock, par value $.0001 per share, and 10,000,000 shares of preferred stock, par value $.0001 per share (the "Sheffield Preferred Stock"). The following statements relating to the capital stock of Sheffield are summaries and do not purport to be complete. Reference is made to the more detailed provisions of, and such statements are qualified in their entirety by reference to, the Certificate of Incorporation (the "Certificate") and the By-laws, copies of which are filed as exhibits to the Registration Statement of which this Prospectus is a part.

SHEFFIELD COMMON STOCK

         Holders of Sheffield Common Stock will be entitled to one vote per share with respect to all matters required by law to be submitted to holders of Sheffield Common Stock. The Sheffield Common Stock will not have cumulative voting rights. The Certificate provides that any action required to be taken or that may be taken at an annual or special meeting of stockholders may be taken by written consent in lieu of a meeting of stockholders.

     Subject to the prior rights of holders of Preferred Stock, if any, holders of the Sheffield Common Stock will be entitled to receive such dividends as may be lawfully declared by the Board of Directors. SEE "Dividend Policy." Upon any dissolution, liquidation or winding up of Sheffield, whether voluntary or involuntary, holders of the Sheffield Common Stock are entitled to share ratably in all assets remaining after the liquidation payments have been made on all outstanding shares of Sheffield Preferred Stock, if any.

       Upon the Distribution, the Dividend Shares offered hereby will be fully paid and nonassessable. The Sheffield Common Stock will not have any preemptive, subscription or conversion rights. The Board of Directors has the authority to issue additional shares of Sheffield Common Stock. Sheffield believes that the Board of Directors' ability to issue additional shares of Sheffield Common Stock could facilitate certain financings and acquisitions and provide a means for meeting other corporate needs that might arise. The authorized but unissued shares of Sheffield Common Stock will be available for issuance without further action by Sheffield's stockholders, unless stockholder action is required by applicable law or the rules of any stock exchange or system on which the Common Stock may then be listed. The
Board of Director's ability to issue additional shares of Sheffield Common Stock could, under certain circumstances, either impede or facilitate the completion of a merger, tender offer or other takeover attempt.

SHEFFIELD PREFERRED STOCK

           Sheffield is authorized to issue up to 10,000,000 shares of Preferred Stock without further stockholder approval. The shares of Sheffield Preferred Stock may be issued in one or more series, with the number of shares of each series and the rights, preferences and limitations of each series to be determined by the Board of Directors.

           Among the specific matters that may be determined by the Board of Directors are dividend rights, if any, redemption rights, if any, the terms of a sinking or purchase fund, if any, the amount payable in the event of any voluntary liquidation, dissolution or winding up of the affairs of Sheffield, conversion rights, if any, and voting powers, if any.

       The issuance of shares of Sheffield Preferred Stock, or the issuance of rights to purchase such shares, could be used to discourage an unsolicited acquisition proposal. For instance, the issuance of a series of Sheffield Preferred Stock might impede a business combination by including class voting rights that would enable the holder to block such a transaction, or facilitate a business combination by including voting rights that would provide a required percentage vote of the stockholders. In addition, under certain circumstances, the issuance of Sheffield Preferred Stock could adversely affect the voting power of the holders of the Sheffield Common Stock. Although the Board of Directors is required to make any determination to issue such stock based on its judgment as to the best interests of the stockholders of Sheffield, the Board of Directors could act in a manner that would discourage an acquisition attempt or other transaction that some, or a majority, of the stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then market price of such stock. The Board of Directors does not at present intend to seek stockholder approval prior to any issuance of currently authorized stock, unless otherwise required by law or stock exchange rules. Sheffield has no present plans to issue any Sheffield Preferred Stock.

DIVIDENDS

       Sheffield does not expect to pay dividends prior to the consummation of a Business Combination, if at all. Future dividends, if any, will be contingent upon Sheffield's revenues and earnings, if any, capital requirements and governmental financial conditions subsequent to the consummation of a Business Combination. The payment of dividends subsequent to a Business Combination will be within the discretion of Sheffield's then Board of Directors. Sheffield presently intends to retain all earnings, if any, for use in Sheffield's business operations and accordingly, the Board of Directors does not anticipate declaring any dividends in the foreseeable future.


                                            DISTRIBUTION

MANNER OF EFFECTING THE DISTRIBUTION

       Stockholders of Thornbury Capital are being issued one Dividend Share for each share of common stock of Thornbury Capital owned by them.

       Thornbury Capital will effect the Distribution of Dividend Shares on the Distribution Date by delivering the Dividend Shares to Comprehensive Capital, Inc., as the Distribution Agent. SEE "INVESTORS' RIGHTS AND SUBSTANTIVE PROTECTION UNDER RULE 419". The total number of
Dividend Shares to be distributed will depend on the number of shares of Thornbury Capital common stock outstanding on the Distribution Date.

       No stockholder of Thornbury Capital will be required to pay any cash or other consideration for the Dividend Shares received in the Distribution or to surrender or exchange shares of Thornbury Capital common stock. No vote of Thornbury Capital stockholders is required or sought in connection with the Distribution.

COMMENCEMENT OF SUBSCRIPTION PERIOD

       When an agreement for a Business Combination has been entered into, Sheffield will file a Post-Effective Amendment to the Registration Statement of which this Prospectus is a part describing the Target Business or assets that will constitute the Business Combination. SEE "BUSINESS". The
Post-Effective Amendment will contain information about the Target Business, including audited financial statements. Within five business days after the Effective Date of the Post-Effective Amendment, Sheffield will send by first class mail, or other equally prompt means, to each stockholder a copy of the Prospectus contained in the Post-Effective Amendment and any amendment or supplement thereto along with a Subscription Form.

           The Subscription Period will expire 45 business days following the Effective Date of the Post-Effective Amendment (the "Expiration Date"). During the Subscription Period, investors must elect whether to remain stockholders of Sheffield and return to Sheffield the Subscription Form indicating their election. All Subscription Forms must be received by the Distribution Agent no later than the Expiration Date, unless Subscription is effected through a notice of guaranteed delivery, as described herein. Only shareholders of Thornbury Capital who timely return a Subscription Form will receive Dividend Shares.

DISTRIBUTION AGENT

           The Distribution Agent for Sheffield is Comprehensive Capital, Inc., 1600 Stewart Avenue, Suite 704, Westbury, New York 11590, telephone 516/832-8600, and telecopy 516/832-8648. The Distribution Agent is a member firm of the National Association of Securities Dealers, Inc. and meets the definitional requirements of Rule 419(b)(1)(i)(B) relating to the deposit of securities and proceeds in an escrow account.

TRANSFER AGENT

           The transfer agent for Sheffield is Affiliated Stock Transfer Co., 10 Westland Drive, Glen Cove, New York 11542, 516/759-6009.

HOW TO SUBSCRIBE

           Stockholders should mail or deliver Subscription Forms to the Distribution Agent in time to be received by 5:00 p.m. New York City Time on the Expiration Date by one of the following methods at the following address:

       By first class mail, express mail or overnight courier, or by hand to:

                               Comprehensive Capital, Inc.
                               1600 Stewart Avenue
                               Suite 704
                               Westbury, New York 11590

           DELIVERY TO AN ADDRESS OTHER THAN THE ABOVE WILL
NOT CONSTITUTE DELIVERY FOR PURPOSES OF THE
SUBSCRIPTION.

           IT IS STRONGLY SUGGESTED THAT STOCKHOLDERS USE A
DELIVERY METHOD WHICH WILL GUARANTEE DELIVERY BY THE
EXPIRATION DATE AND WHICH WILL PROVIDE A RETURN RECEIPT
TO THE SENDER.  NEITHER THE DISTRIBUTION AGENT NOR
SHEFFIELD WILL BE RESPONSIBLE FOR SUBSCRIPTION FORMS
THAT ARE NOT SO DELIVERED.  ONLY SHAREHOLDERS OF
THORNBURY CAPITAL WHO TIMELY RETURN A SUBSCRIPTION
FORM WILL RECEIVE DIVIDEND SHARES.

           The election to become a stockholder of Sheffield may be exercised by stockholders whose Dividend Shares are in their own name ("Record Owners") by completing the Subscription Form to be forwarded to each stockholder and delivering it to the Distribution Agent. Stockholders whose Dividend Shares are held by a nominee must exercise their election by contacting their nominees, who can arrange, on a stockholder's behalf, to guarantee delivery of a properly completed and executed Subscription Form. A fee may be charged for this service. Subscription Forms must be received by the Subscription
Agent prior to 5:00 p.m. New York City Time on the Expiration Date.

ESCROW OF DIVIDEND SHARES

      Following the Effective Date of the Registration Statement of which this Prospectus is a part, the Dividend Shares will be placed in escrow with the Distribution Agent. The Dividend Shares will be released from escrow upon consummation of a Business Combination and effectiveness of a Post-Effective Amendment which contains the terms of such Business Combination. The
Dividend Shares will be held in escrow until the earlier of (i) written notification from Sheffield that certain conditions have been satisfied including, where applicable, that a Business Combination has been consummated, in which case the Dividend Shares will be delivered to the shareholders of Thornbury Capital or (ii) the return of the Dividend Shares to Sheffield if a Business Combination is not consummated within 18 months from the Effective Date of the initial Registration Statement.

TRANSFER OF DIVIDEND SHARES WHILE IN ESCROW

           Subject to compliance with applicable securities laws, any owner of Dividend Shares held in escrow may transfer ownership of the Dividend Shares
(i) to a family member or in the event of the holder's death by will or operation of law, provided that any such transferee must agree as a condition to such transfer to be bound by the restrictions on transfer applicable to the original holder (ii) pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986 or (iii) pursuant to the applicable provisions of the Employee Retirement Income Security Act. Holders of the Dividend Shares will be entitled to vote on all matters in which stockholders are entitled to vote while the Dividend Shares are held in escrow.

LISTING AND TRADING OF THE DIVIDEND SHARES

           No current public trading market for the Dividend Shares exists. The extent of the market, if any, for the Dividend Shares and the prices at which the Dividend Shares may trade after the Distribution cannot be predicted. SEE "RISK FACTORS-Restricted Resales of the Securities under State Securities
'Blue Sky Laws'".

           Once released from escrow, the Dividend Shares distributed to Thornbury Capital stockholders will be freely transferable, except for Dividend Shares received by persons who may be deemed to be "affiliates" of Sheffield under the Securities Act. Persons who may be deemed to be affiliates of Sheffield after the Distribution generally include individuals or entities that control, are controlled by or are under common control with Sheffield, and includes the directors and principal executive officers of Sheffield as well as any principal stockholder of Sheffield. Affiliates, as defined, are permitted to sell securities of an affiliated issuer only pursuant to an effective registration statement under the Securities Act or an exemption from the registration requirements of the Securities Act, such as the exceptions afforded by Section 4(2) of the Securities Act and Rule 144 thereunder.

RESULTS OF THE DISTRIBUTION

       After the Distribution, Sheffield will be a reporting (public) company with a class of securities qualified for trading in the United States secondary market. The number of Dividend Shares to be distributed will be determined as of the Distribution Date. The Distribution will not affect the number of outstanding shares of Thornbury Capital common stock or any rights of Thornbury Capital stockholders.

FEDERAL INCOME TAX CONSEQUENCES OF THE DISTRIBUTION

       Thornbury Capital has not requested nor does it intend to request a ruling from the Internal Revenue Service as to the federal income tax consequence of the Distribution. However, based on the facts of the proposed transaction, it is the opinion of Management that the transaction will not qualify as a "tax free" spin off under Section 355 of the Internal Revenue Code of 1986, as amended. Rather, the transaction is presumed to be a taxable distribution to which Section 301 applies. The amount of the Distribution will be its fair market value and will be taxable as a dividend to the extent of current or accumulated earnings and profits of Thornbury Capital. Notwithstanding the presumed taxability of the transaction, Management is of the opinion it will have only minimal impact on the taxable income of any stockholder of Thornbury Capital since Thornbury Capital is not expected to have earnings or profits as of the Distribution Date. Furthermore, because there is no public market for the Dividend Shares, the fair market value of the Distribution will probably be minimal on the Distribution Date.

           The discussion is limited to domestic non-corporate stockholders who hold Dividend Shares as "capital assets" within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the "Code"). The 1986 Act has increased the maximum effective tax rate on long-term capital gains of individuals for taxable years beginning after December 31, 1987, and has eliminated any preferential tax rate for such long-term capital gains for tax-able years beginning after December 31, 1987. The federal income tax consequences to corporate shareholders, foreign shareholders and shareholders having special status under the Code may vary from those set forth below.

           The foregoing sets forth the opinion of Management. The Internal Revenue Service is not bound thereby and no assurance exists that it will concur with the position of Management regarding the value of the Dividend Shares or other matters herein discussed. Specifically, it is possible that the Internal Revenue Service may assert that a substantially higher fair market value existed for the Dividend Shares on the date of Distribution. If the Internal Revenue Service were to successfully assert that a substantially higher value should be placed on the amount of the Distribution, the taxation of the transaction to Sheffield and its stockholders would be based on such higher value. In such event, the tax impact might increase significantly and might not be minimal. Thornbury Capital would recognize gain to the extent the value placed on the amount of the Distribution exceeded its adjusted basis in the Dividend Shares. The stockholders of Thornbury Capital would be taxed on the amount so determined for the Distribution as a dividend to the extent of any current year or accumulated earnings and profits of Thornbury Capital and would recognize gain on the balance of the Distribution to the extent it exceeded their adjusted basis in Dividend Shares owned by them.

           The state, local and foreign tax consequences of the Distribution may vary from jurisdiction or jurisdiction. Accordingly, each stockholder of Thornbury Capital is advised to consult a personal advisor.


                                          LEGAL PROCEEDINGS

       Sheffield is not a party to any legal proceedings and has no knowledge of any legal proceedings contemplated to be brought by or against it.


                                            LEGAL MATTERS

           The legality of the securities being registered by this Registration Statement is being passed upon by Cassidy & Associates, of which James M. Cassidy, a Director of Sheffield, is a principal. Mr. Cassidy is the sole shareholder of Pierce Mill which is the principal stockholder of Sheffield and which has a controlling interest in Thornbury Capital, the Distributing Company. SEE "CONFLICTS OF INTEREST" and "PRINCIPAL
SHAREHOLDERS".


                                               EXPERTS

      The financial statements included in this Prospectus have been audited by Weinberg, Pershes & Company, P.A., independent certified public accountants, to the extent and for the period set forth in their report appearing elsewhere herein, and is included in reliance upon such report given upon the authority of said firm as experts in accounting and auditing.

                                    SHEFFIELD ACQUISITIONS, INC.
                                    (A DEVELOPMENT STAGE COMPANY)
                                              CONTENTS




       PAGE      1 - INDEPENDENT AUDITORS' REPORT

       PAGE      2 - BALANCE SHEET AS OF DECEMBER 31, 1996

       PAGE      3 - NOTES TO BALANCE SHEET AS OF DECEMBER 31, 1996
























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                                    INDEPENDENT AUDITORS' REPORT


To the Board of Directors of:
 Sheffield Acquisitions, Inc.
 (A Development Stage Company)

We have audited the accompanying balance sheet of Sheffield Acquisitions, Inc. (a development stage company) as of December 31, 1996. This financial statement is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the balance sheet referred to above presents fairly in all material respects, the financial position of Sheffield Acquisitions, Inc. (a development stage company) as of December 31, 1996, in conformity with generally accepted accounting principles.






                               WEINBERG, PERSHES & COMPANY, P.A.



Boca Raton, Florida
April 1, 1997

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                                    SHEFFIELD ACQUISITIONS, INC.
                                    (A DEVELOPMENT STAGE COMPANY)
                                           BALANCE SHEET
                                     AS OF DECEMBER 31, 1996

                                               ASSETS


Cash                                                $   3,492

Due from related party                                  1,508
                                                    __________

TOTAL ASSETS                                        $   5,000
                                                    ==========


                                LIABILITIES AND STOCKHOLDERS' EQUITY


Liabilities                                            $   -
                                                     ________

Stockholders' Equity

   Preferred Stock, $.0001 par value, 10 million
   shares authorized, zero issued and outstanding          -
   Common Stock, $.0001 par value, 50 million
    shares authorized 5,000,000 issued and
    outstanding                                          500
   Capital in excess of par                            4,500
                                                     _______


     Total Stockholders' Equity                        5,000
                                                    ________


TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY         $   5,000
                                                   =========



                         See accompanying notes to balance sheet.


                                                    2

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                                      SHEFFIELD ACQUISITIONS, INC.
                                      (A DEVELOPMENT STAGE COMPANY)
                                        NOTES TO BALANCE SHEET
                                         AS OF DECEMBER 31, 1996



NOTE  1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

           A.  Organization and Business Operations

           Sheffield Acquisitions, Inc. (a development stage company) ("the Company") was incorporated in Delaware on September 25, 1996 to serve as a vehicle to effect a merger, exchange of capital stock, asset acquisition or other business combination (the "Business Combination") with a domestic or foreign private business (the "Target Business"). At December 31, 1996, the Company had not yet commenced any formal business operations, and all activity to date relates to the Company's formation and proposed fund raising. The company's fiscal year end is December 31.

           The Company's ability to commence operations is contingent upon its ability to identify a prospective Target Business and raise the capital it will require through the issuance of equity securities, debt securities, bank borrowings or a combination thereof.

           In connection with a registration statement, the Company will distribute up to 500,000 shares of the Company's common stock to shareholders of Thornbury Capital Corporation (a related party). The Company received $500 as consideration for the issuance of the common stock. The Shares to be distributed to the shareholders will be held in escrow and may not be sold or transferred until the Company has consummated a Business Combination.

           After the Business Combination is consummated, the Shares will be released from escrow at no cost to the recipients.


           B.  Use of Estimates

           The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


                                                    3

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                                    SHEFFIELD ACQUISITIONS, INC.
                                   (A DEVELOPMENT STAGE COMPANY)
                                       NOTES TO BALANCE SHEET
                                       AS OF DECEMBER 31, 1996



NOTE  2 - PROPOSED DISTRIBUTIONS

       The Proposed Distributions call for the Company to register the 500,000 shares of Common Stock being distributed to the stockholders of Thornbury Capital Corporation (a corporation who will distribute the stock to its stockholders).


NOTE  3 - STOCKHOLDERS' EQUITY

           A.  Preferred Stock

           The Company is authorized to issue 10,000,000 shares of preferred stock at $.0001 par value, with such designations, voting and other rights and preferences as may be determined from time to time by the Board of Directors.


           B.  Common Stock

           The Company is authorized to issue 50,000,000 shares of common stock at $.0001 par value. The Company issued 4,500,000 and 500,000 shares of Common Stock par value $.0001 per share to Pierce Mill Associates, Inc. and Thornbury Capital Corporation, respectively.


NOTE 4 - RELATED PARTIES

           Legal counsel to the Company is a firm owned by a director of the Company who also owns 100% of the outstanding stock of Pierce Mill Associates, Inc. The same party is also the controlling shareholder of Thornbury Capital Corporation.

           Pierce Mill Associates, Inc. has agreed to pay all initial costs and expenses including registration expenses. As of December 31, 1996, the Company has paid $1,508 of expenses which they anticipate being reimbursed by Pierce Mill Associates, Inc.



                                                  4
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  No dealer, salesman or any other person has been authorized to give any information or to make any representations other than those contained in this prospectus, and, if given or made, such information or representations may not be relied on as having been authorized by Sheffield or by any of the Underwriters. Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances create an implication that there has been no change in the affairs of Sheffield since the date hereof. This Prospectus does not constitute an offer to sell, or solicitation of any offer to buy, by any person in any jurisdiction in which it is unlawful for any such person to make such offer or solicitation. Neither the delivery of this Prospectus nor any offer, solicitation or sale made hereunder, shall under any circumstances create any implication that the information herein is correct as of any time subsequent to the date of the Prospectus.

                                      ------------------------

                                          TABLE OF CONTENTS
                                                                  Page

Prospectus Summary
Sheffield Acquisitions, Inc.
Risk Factors
Business
Use of Proceeds
Dilution
Capitalization
Management's Discussion and Analysis of
 Financial Condition and Results of
 Operations
Management
Conflicts of Interest
Principal Stockholders
Description of Capital Stock
Distribution
Legal Proceedings
Legal Matters
Experts
Index to Financial Statements

        Until 90 days after the release of the registered securities from the Escrow account, all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligations of dealers to deliver a Prospectus when Acting as underwriters and with respect to their unsold allotments or subscriptions.
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                                    SHEFFIELD ACQUISITIONS, INC.




                                          500,000 Shares of
                                            Common Stock














                                             ----------
                                             PROSPECTUS
                                             ----------









                                           June ____, 1997








                                  =======================

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                                              PART II

                              INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

           The following table sets forth the expenses in connection with this Registration Statement. All of such expenses are estimates, other than the filing fees payable to the Securities and Exchange Commission.

   Filing Fee - Securities and Exchange Commission                  $1,515
   Fees and Expenses of Accountants                                    500
   Fees and Expenses of Counsel                                        --- (1)
   Blue Sky Fees and Expenses                                        1,000
   Printing and Engraving Expenses                                     500
   Transfer and Distribution Agent Fees                                500
   Miscellaneous Expenses                                              985

           Total                                                    $5,000 (2)

(1)        Contributed by Management.

(2) These expenses have been or will be paid by Pierce Mill Associates, Inc. without recourse to Sheffield.


ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

       Sheffield is incorporated in Delaware. Under Section 145 of the General Corporation Law of the State of Delaware, a Delaware corporation has the power, under specified circumstances, to indemnify its directors, officers, employees and agents in connection with actions, suits or proceedings brought against them by a third party or in the right of the corporation, by reason of the fact that they were or are such directors, officers, employees or agents, against expenses incurred in any action, suit or proceeding. The Certificate of Incorporation and the By-laws of Sheffield provide for indemnification of directors and officers to the fullest extent permitted by the General Corporation Law of the State of Delaware.

        The General Corporation Law of the State of Delaware provides that a certificate of incorporation may contain a provision eliminating the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 (relating to liability for unauthorized acquisitions or redemptions of, or dividends on, capital stock) of the General Corporation Law of the State of Delaware, or
(iv) for any transaction from which the director derived an improper personal
benefit.   Sheffield's Certificate of Incorporation contains such a provision.


ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES

   On October 31, 1996, Sheffield issued 4,500,000 shares of Sheffield
Common Stock par value $.0001 per share to Pierce Mill Associates, Inc., a Delaware corporation for consideration of $4,500 in cash in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933.

On October 31, 1996, Sheffield issued 500,000 shares of Sheffield Common Stock, par value $.0001 per share to Thornbury Capital Corporation, a Delaware corporation for a total consideration of $500 in cash in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933.


ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a)        Exhibits

3.(i)**             Certificate of Incorporation of Sheffield Acquisitions, Inc.

3.(ii)**            By-Laws of Sheffield Acquisitions, Inc.

4.1**               Form of Sheffield Common Stock Certificate

5.1  *              Opinion of Cassidy & Associates

10.1                Form of Escrow Agreement for the Dividend Shares

24.1                Consent of Weinberg, Pershes & Company, P.A.

24.2  *             Consent of Cassidy & Associates (included in Exhibit 5)

---------------

*          To be filed by Amendment.
**         Previously filed.

(b) The following financial statement schedules are included in this Registration Statement.

           None.


ITEM 17.  UNDERTAKINGS.

             The undersigned registrant hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

    (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

   (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission is that such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(c)   The undersigned registrant hereby undertakes that:

    (i) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

   (ii) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


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                                             SIGNATURES


      Pursuant to the requirements of the Securities Act of 1933, as amended, Sheffield Acquisitions, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this Amendment #2 to the Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Washington, D.C. on the 20th day of June, 1997.


                                         SHEFFIELD ACQUISITIONS, INC.


                                         By: /s/ James M. Cassidy
                                         James M. Cassidy
                                         President and Chief Executive Officer



Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


Signature                           Title                       Date


/s/ James M. Cassidy             Director, President,          June 20, 1997
     James M. Cassidy            Chief Executive Officer










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                                             EXHIBIT INDEX
                                                                          Page

10.1                Form of Escrow Agreement for the Dividend Shares

24.1                Consent of Weinberg, Pershes & Company, P.A.

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